SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                          GENTIVA HEALTH SERVICES, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                      [LOGO OF GENTIVA(TM) HEALTH SERVICES]

                                                          April 8, 2004

Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Gentiva Health Services, Inc. to be held on Friday, May 14, 2004, at 9:30 a.m. at the Fleet Auditorium located at 300 Broad Hollow Road, Melville, New York 11747-8943.

     Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting and Proxy Statement that follow. We would appreciate your completing, signing, dating and returning the enclosed proxy in the envelope provided at your earliest convenience. This will assure that your shares will be represented and voted at the Annual Meeting even if you do not attend.

     Thank you for your continued support, and we look forward to greeting you personally if you are able to be present.

                                                Sincerely,


                                                /s/ Ronald A. Malone
                                                Ronald A. Malone
                                                Chairman and
                                                Chief Executive Officer

                          GENTIVA HEALTH SERVICES, INC.

                       3 HUNTINGTON QUADRANGLE, SUITE 200S
                          MELVILLE, NEW YORK 11747-4627

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 2004

                                   ----------

     The Annual Meeting of Shareholders of Gentiva Health Services, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 14, 2004, at 9:30 a.m., Eastern Daylight Time, at the Fleet Auditorium located at 300 Broad Hollow Road, Melville, New York 11747-8943 for the following purposes:

     1. To elect three directors, each to serve until the 2007 Annual Meeting of Shareholders;

     2. To consider and vote upon a proposal to ratify and approve the appointment of PricewaterhouseCoopers LLP, as independent auditors of the Company for the fiscal year ending January 2, 2005;

     3. To consider and vote upon a proposal to approve the Company's 2004 Equity Incentive Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only shareholders of record at the close of business on March 19, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                 By Order of the Board of Directors

                                 /s/ John R. Potapchuk

                                 John R. Potapchuk
                                 Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: April 8, 2004
Melville, New York

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A STAMPED REPLY ENVELOPE IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND AND DECIDE TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

                      [LOGO OF GENTIVA(TM) HEALTH SERVICES]

                                 PROXY STATEMENT

                               GENERAL INFORMATION

INTRODUCTION

     The 2004 Annual Meeting of Shareholders of Gentiva Health Services, Inc. (the "Company" or "Gentiva") will be held on Friday, May 14, 2004, at 9:30 a.m. at the Fleet Auditorium, located at 300 Broad Hollow Road, Melville, New York 11747-8943, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is soliciting proxies to be used at the Annual Meeting and any adjournment and is furnishing this Proxy Statement and the accompanying proxy in connection with its solicitation. Only shareholders of record at the close of business on March 19, 2004 are entitled to vote at such meeting. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about April 8, 2004.

     The securities that can be voted at the Annual Meeting consist of the Company's Common Stock, $.10 par value per share (the "Common Stock"). At the close of business on March 19, 2004, the record date for determining shareholders entitled to vote at the Annual Meeting, 25,360,560 shares of the Company's Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

VOTING PROCEDURES

     Common Stock of the Company held by shareholders who are "shareowners of record" (meaning the shares are registered directly in their name) and who sign their proxy with no further instructions, as well as Common Stock held by shareholders who are "beneficial owners" (meaning that the shares are held in a stock brokerage account or by a bank or other nominee) and who sign their proxy with no further instructions, will be voted in accordance with the recommendations of Gentiva's Board of Directors (FOR all of the nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors and FOR approval of the Company's 2004 Equity Incentive Plan).

REVOCABILITY OF PROXIES

     A shareholder of record who executes and returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Secretary of the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not the shareholder has previously submitted a proxy. Please note, however, that under the rules of the national stock exchanges and the Nasdaq National Market ("Nasdaq"), any beneficial owner of the Company's Common Stock (which is listed on Nasdaq) whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the exchange or Nasdaq, as employed by the beneficial owner's brokerage firm.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     A majority of all the shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting, and an inspector of election appointed for the meeting shall determine whether a quorum is present. Proxies marked as abstentions and "broker non-votes" (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner on a particular matter and such nominee does not possess or choose to exercise its discretionary voting authority) are counted in determining whether a quorum is present. Proxies marked as abstentions with respect to a proposal will have the effect of a negative vote as to such proposal. "Broker non-votes" will have the effect of neither a vote for nor a vote against a proposal and will have the effect of reducing the number of affirmative votes required to achieve a majority vote. A broker holding shares in street name may not vote such shares on the proposal relating to approval of the Company's 2004 Equity Incentive Plan absent instructions from the beneficial holder of such shares. Proxies marked to withhold authority to vote for a director will be counted in determining whether a quorum is present but will have no other effect on the election of directors. Votes are counted by EquiServe Trust Company, N.A., the Company's independent transfer agent and registrar.

ADDITIONAL MATTERS

     The Company, whose principal executive offices are located at 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627, was incorporated in Delaware in August 1999 in contemplation of its split-off (the "Split-Off") from Olsten Corporation ("Olsten"), which was effective on March 15, 2000.

     A copy of the 2003 Annual Report to Shareholders, including a copy of the Company's Form 10-K for the fiscal year ended December 28, 2003, is also being mailed to you herewith. Copies are also available on the Company's website at www.gentiva.com under the Investor Relations section. The Annual Report is not deemed part of the soliciting material for the proxy.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms and that the number of directors in each of the three classes shall be as nearly equal as possible. The Company's Board of Directors currently consists of nine members. Each class of directors is elected in a different year for a term extending to the Annual Meeting to be held three years later.

     Three directors are to be elected at the 2004 Annual Meeting to serve for terms ending at the 2007 Annual Meeting of Shareholders. All three of the directors in Class I, Victor F. Ganzi, Josh S. Weston and Gail R. Wilensky, are standing for re-election at this year's Annual Meeting. Each of these nominees has consented to serve another term as a director if re-elected.

     The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for election as a director. Proxies will be voted at the meeting (unless authority to do so is withheld) for the election as directors of the three nominees. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, the proxies may be voted for a substitute nominee or nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF VICTOR F. GANZI, JOSH S. WESTON AND GAIL R. WILENSKY.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

     The following information, as reported to the Company, is shown below for each nominee for director and each continuing director: name, age and principal occupation; period during which he or she has served as a director; position, if any, with the Company; certain business experience; other directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

NOMINEES FOR WHOM PROXIES WILL BE VOTED

CLASS I - NOMINEES FOR DIRECTORS WITH TERMS EXPIRING IN 2007

Victor F. Ganzi ................    Mr. Ganzi has served as a director of the
                                    Company and Chairman of the Audit Committee of the Board since November 1999. He served as a director of Olsten Corporation from 1998 until March 2000. He has been president and chief executive officer of The Hearst
                                    Corporation, a private diversified
                                    communications company with interests in magazine, newspaper and business publishing, television and radio stations and cable programming networks, since June 2002. He served as Hearst's executive vice president from March 1997 to June 2002 and its chief operating officer from March 1998 to June
                                    2002. From 1992 to 1997, at various times, Mr. Ganzi served as Hearst's senior vice president, chief financial officer and chief legal officer. From March 1995 until October
                                    1999, he was also group head of Hearst's
                                    Books/Business Publishing Group. He is
                                    chairman of the board of directors of
                                    Hearst-Argyle Television, Inc. Mr. Ganzi is
                                    57 years old.

Josh S. Weston .................    Mr. Weston has served as a director of the
                                    Company and a member of the Compensation, Corporate Governance and Nominating
                                    Committee of the Board since November 1999 and a member of the Audit Committee of the Board since June 2002. He served as a director of Olsten Corporation from 1995 until March 2000. Since May 1998, he has been honorary chairman of Automatic Data
                                    Processing, Inc., a provider of computerized transaction processing, data communication and information services. He was chairman of Automatic Data Processing, Inc. from 1982 to
                                    April 1998 and was its chief executive
                                    officer from 1982 to August 1996. He is a director of Automatic Data Processing, Inc.,
                                    J. Crew Inc. and Russ Berrie Corp. and a trustee of Atlantic Health Systems, Inc. Mr.
                                    Weston is 75 years old.

Gail R. Wilensky ...............    Dr. Wilensky has served as a director of the
                                    Company since March 2000 and as a member of the Clinical Quality Committee of the Board since May 2003. She served as a member of the Audit Committee of the Board from March
                                    2000 to February 2003. She is presently a Senior Fellow at Project HOPE, an international health foundation, and
                                    Co-Chaired the President's Task Force To
                                    Improve Healthcare Delivery For Our Nation's
                                    Veterans from 2001 to 2003. From 1997 to
                                    2001, she chaired the Medicare Payment
                                    Advisory Commission. She served as deputy assistant to President George H. Bush for policy development from March 1992 to January 1993 and as administrator of the Health Care Financing Administration from
                                    January 1990 to March 1992. She is an
                                    elected member of the Institute of Medicine and serves as a trustee of the Combined
                                    Benefits Fund of the United Mineworkers of
                                    America and the American Heart Association.
                                    She is an advisor to the Robert Wood Johnson
                                    Foundation and The Commonwealth Fund. She is a director of Cephalon, Inc., Manor Care,
                                    Inc., Quest Diagnostics Incorporated and
                                    UnitedHealth Group Incorporated. Dr.
                                    Wilensky is 60 years old.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES.

DIRECTORS WHOSE TERM OF OFFICE DOES NOT EXPIRE AT THIS MEETING

CLASS II - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2005

Edward A. Blechschmidt .........    Mr. Blechschmidt has served as a director of
                                    the Company since November 1999 and served as president, chief executive officer and chairman of the board of directors of the Company from November 1999 until June 2002.
                                    He served as the chief executive officer and a director of Olsten Corporation from February 1999 until March 2000. He was also the president of Olsten Corporation from October 1998 until March 2000 and served as its chief operating officer from October
                                    1998 to February 1999. From August 1996 to
                                    October 1998 he was president and chief
                                    executive officer of Siemens Nixdorf
                                    Americas, an information technology company.
                                    He is a director of HealthSouth Corp.,
                                    Lionbridge Technologies, Inc. and Neoforma,
                                    Inc. Mr. Blechschmidt is 51 years old.

Ronald A. Malone ...............    Mr. Malone has served as chief executive
                                    officer and chairman of the board of
                                    directors of the Company since June 2002. He served as executive vice president of the Company from March 2000 to June 2002 and as president of the Company's home health services division from January 2001 to June
                                    2002. Prior to joining the Company, he
                                    served in various positions with Olsten
                                    Corporation including executive vice
                                    president of Olsten and president, Olsten
                                    Staffing Services, United States and Canada, from January 1999 to March 2000. From 1994 to December 1998, he served successively as Olsten's senior vice president, southeast division; senior vice president, operations;
                                    and executive vice president, operations.
                                    Mr. Malone is 49 years old.

Raymond S. Troubh ..............    Mr. Troubh has served as a director of the
                                    Company and a member of the Compensation, Corporate Governance and Nominating
                                    Committee of the Board since November 1999 and as a member of the Audit Committee of the Board since May 2000. He served as a director of Olsten Corporation from 1993 until March 2000. He has been a financial consultant for more than five years. He is a director of Diamond Offshore Drilling Inc.,
                                    General American Investors Company, Triarc
                                    Companies, Inc. and WHX Corporation. Mr.
                                    Troubh is Chairman of Enron Corp. and became a director in November 2001. He is also a Trustee of Petrie Stores Liquidating Trust.
                                    Mr. Troubh is 77 years old.

CLASS III - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2006

Stuart R. Levine ...............    Mr. Levine has served as a director of the
                                    Company and a member of the Compensation, Corporate Governance and Nominating
                                    Committee of the Board since November 1999, serving as Chairman of such Committee since
                                    June 2002. He has served as Lead Director of the Board since February 2003 and as a member of the Clinical Quality Committee of the Board since May 2003. He served as a director of Olsten Corporation from 1995 until March 2000. Since June 1996, he has served as the chairman and chief executive officer of Stuart Levine and Associates LLC, an international consulting and training company. From September 1992 to June 1996, he was chief executive officer of Dale
                                    Carnegie & Associates, Inc. He is the author of THE LEADER IN YOU and THE SIX
                                    FUNDAMENTALS OF SUCCESS. Mr. Levine
                                    currently serves as a trustee of North Shore
                                    - LIJ Health System, and for 15 years, until
                                    1995, he served as a vice chairman of North
                                    Shore Hospital. Mr. Levine is 56 years old.

Mary O'Neil Mundinger ..........    Dr. Mundinger has served as a director of
                                    the Company since November 2002 and as
                                    Chairwoman of the Clinical Quality Committee of the Board since May 2003. She is the Centennial Professor in Health Policy at the
                                    Columbia University School of Nursing and, since 1986, has served as Dean of Columbia's
                                    School of Nursing and Associate Dean of the Faculty of Medicine at Columbia. Dr.
                                    Mundinger is an elected member of the
                                    Institute of Medicine of the National
                                    Academies, the American Academy of Nursing and the New York Academy of Medicine. She is a director of Cell Therapeutics Inc., UnitedHealth Group Incorporated and Welch
                                    Allyn, Inc. Dr. Mundinger is 66 years old.

Stuart Olsten ..................    Mr. Olsten has served as a director of the
                                    Company since November 1999. He served as a director of Olsten Corporation from 1986 until March 2000. From February 1999 until
                                    March 2000 he was the chairman of the board of directors of Olsten Corporation. He was vice chairman of Olsten Corporation from August 1994 to February 1999 and was president of Olsten Corporation from April
                                    1990 to October 1998. Since April 2001, Mr.
                                    Olsten has been the chairman of the
                                    operating board of MaggieMoos International,
                                    LLC, an owner and franchisor of ice cream stores throughout the United States, and was president and chief executive officer from July 2003 through December 2003. Mr. Olsten is 51 years old.

                        BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors, which currently consists of nine members, manages or directs the management of the business and affairs of the Company. During the past fiscal year, the Board held five regularly scheduled and special meetings and one strategic planning meeting. The Board has affirmatively determined that each of the following directors is "independent," as that term is defined by applicable Nasdaq listing standards: Victor F. Ganzi, Stuart R. Levine, Mary O'Neil Mundinger, Stuart Olsten, Raymond S. Troubh, Josh S. Weston and Gail R. Wilensky. The independent directors customarily meet in executive session on the dates when regularly scheduled Board meetings are held. Stuart Levine, the Lead Director, presides over the executive sessions of the independent directors.

     The Board has three standing committees, an Audit Committee, a Clinical Quality Committee and a Compensation, Corporate Governance and Nominating Committee, whose principal functions are briefly described below. None of the members of any committee is an employee or officer of the Company, and each is "independent" under Nasdaq listing standards.

     During 2003, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and all committees on which the director served. All Board members attended Gentiva's 2003 Annual Meeting of Shareholders. It is Gentiva's policy to encourage its Board members to attend the Annual Meeting of Shareholders.

     Gentiva has adopted two codes of ethics, a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics. The codes are designed to promote honest and ethical conduct by Gentiva's employees, officers and directors, and each is posted on the Company's website at www.gentiva.com under the Investor Relations section.

AUDIT COMMITTEE

     The principal functions and responsibilities of the Audit Committee are:

     o overseeing Gentiva's internal control structure, financial reporting and legal and compliance program;

     o reviewing and selecting an independent auditing firm, subject to shareholder ratification, to audit Gentiva's consolidated financial statements;

     o receiving and acting on reports and comments from Gentiva's independent auditors and approving the independent auditors' fees;

     o reviewing critical accounting principles and estimates employed in Gentiva's financial reporting;

     o reviewing Gentiva's annual audited consolidated financial statements and quarterly financial statements with management and Gentiva's independent auditors and recommending inclusion of the financial statements in Gentiva's annual report on Form 10-K;

     o maintaining direct lines of communication with the Board of Directors and Gentiva's management, internal auditing staff and independent auditors; and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Mr. Ganzi serves as the Chairman, and Messrs. Troubh and Weston serve as members, of the Audit Committee. The Committee met six times in 2003. In February 2004, the Board of Directors adopted an amended written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement and is also posted on the Company's website at www.gentiva.com under the Investor Relations section. The Audit Committee has been established in accordance with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each member of the Audit Committee is "independent" under the heightened independence standards required for members of the Audit Committee by the Nasdaq listing standards, the rules of the Securities and Exchange Commission and the Audit Committee Charter. The Board of Directors has also determined that Victor F. Ganzi is an "audit committee financial expert," as such term is defined by rules and regulations of the Securities and Exchange Commission.

CLINICAL QUALITY COMMITTEE

     The principal functions and responsibilities of the Clinical Quality Committee are:

     o advising the Company's clinical leadership of leading edge clinical strategies and practices;

     o monitoring the Company's performance against established internal and external benchmarking regarding clinical performance and outcomes;

     o facilitating the development of industry best practices based on internal and external data comparisons;

     o fostering enhanced awareness of the Company's clinical performance by the Board of Directors and external sources;

     o    establishing a long term, strategic clinical vision for the Company;
          and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Dr. Mundinger serves as the Chairwoman, and Mr. Levine and Dr. Wilensky serve as members, of the Clinical Quality Committee. The Committee, which was established in May 2003, met once in 2003. The Board of Directors has adopted a written charter for the Clinical Quality Committee, which is posted on the Company's website at www.gentiva.com under the Investor Relations section.

COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

     The principal functions and responsibilities of the Compensation, Corporate Governance and Nominating Committee are:

     o overseeing and administering Gentiva's executive compensation policies, plans and practices;

     o establishing and adjusting from time to time compensation for the Chief Executive Officer and the other executive officers;

     o authorizing the issuance of stock options and stock awards in connection with the administration of Gentiva's stock plans;

     o overseeing succession planning for the Chief Executive Officer and other key executives;

     o seeking, considering and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the Annual Meeting; and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Mr. Levine serves as Chairman, and Messrs. Troubh and Weston serve as members, of the Compensation, Corporate Governance and Nominating Committee, which met four times in 2003. In February 2004, the Board of Directors adopted an amended written charter for the Compensation, Corporate Governance and Nominating Committee, which is posted on the Company's website at www.gentiva.com, under the Investor Relations section.

CONSIDERATION OF DIRECTOR NOMINEES

     The Compensation, Corporate Governance and Nominating Committee will consider recommendations for director nominees from an array of sources, including members of Gentiva's Board and management and shareholders. Shareholders who would like the Compensation, Corporate Governance and Nominating Committee to consider a prospective candidate should submit the candidate's name, biographical data and qualifications, as well as a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director, to Gentiva's Secretary, Gentiva Health Services, Inc., 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627. Submissions of names (and other required information) of prospective candidates for consideration by the Committee for nomination and election at the Company's 2005 Annual Meeting of Shareholders must be received in writing by the Company at the above address on or after October 1, 2004 and on or before December 11, 2004. The Committee reserves the right to request additional information from the candidate to assist the Committee in the evaluation process.

     The Compensation, Corporate Governance and Nominating Committee believes that all members of the Board should have the highest professional and personal ethics and values and have a record of outstanding ability and judgment. Directors should be committed to enhancing shareholder value and have sufficient time to attend meetings and participate effectively on the Board. Each director is expected to represent the interests of all shareholders.

     While there is no firm requirement of minimum qualifications or skills that a director candidate must possess, the Compensation, Corporate Governance and Nominating Committee will evaluate director candidates based on a number of factors, including their independence, business judgment, leadership ability, experience in developing and analyzing business strategies, experience in the health care industry, strategic vision and financial literacy, and, for incumbent directors, his or her past performance. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

     In accordance with Nasdaq listing standards, the Company also ensures that at least a majority of the Company's Board is independent under the Nasdaq definition of independence, and that the members of the Board as a group maintain the requisite qualifications under Nasdaq listing standards for populating the Audit Committee and the Compensation, Corporate Governance and Nominating Committee.

SHAREHOLDER COMMUNICATIONS

     The Board of Directors has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board generally or with a specific director at any time by writing to Gentiva's Secretary, Gentiva Health Services, Inc., 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627. The Secretary will forward communications to the director to whom they are addressed, or, if addressed to the Board generally, to the Chairman of the Compensation, Corporate Governance and Nominating Committee.

COMPENSATION OF DIRECTORS

     As of January 1, 2004, each non-employee member of the Board of Directors receives an annual retainer fee of $25,000 payable in cash and an annual deferred stock unit award valued at $30,000 credited quarterly to a director's share unit account, which will be paid to a director in shares of the Company's Common Stock at the time of termination of service on the Board. (In 2003, each non-employee director received an annual retainer fee of $25,000, up to half of which could be paid in cash on a quarterly basis with the remainder paid in shares of the Company's Common Stock or credited as units to a director's share unit account, and each non-employee director was awarded stock options exercisable for up to 7,500 shares of the Company's Common Stock.) In addition, any non-employee director who serves as chairperson of a committee of the Board receives $5,000 annually for acting as chairperson, except that the chairperson of the Audit Committee receives $10,000 annually. (In 2003, the chairperson of the Audit Committee received $5,000.) Beginning in 2004, the Lead Director of the Board receives an additional $10,000 annually. Non-employee directors also receive $1,500 for each Board meeting they attend ($750 if attendance is by telephone) and receive $2,000 for each committee meeting they attend ($750 if attendance is by telephone). (In 2003, non-employee directors received $1,000 for each board meeting they attended ($500 if attendance was by telephone) and $1,500 for each committee meeting they attended ($750 if attendance was by telephone)). All directors, regardless of whether or not they are employees of the Company, receive reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. In 2003, each non-employee director who participated in a strategic planning meeting sponsored by the Company was paid $1,000.

     In 2003, the Company paid Dr. Wilensky $26,000 for consulting services she provided to the Company on federal legislative, regulatory and reimbursement developments in home health matters pursuant to a consulting agreement that terminates on May 31, 2004 and provides for monthly payments of $2,000 to Dr. Wilensky as well as for reimbursement of reasonable out-of-pocket expenses she may incur in connection with performing her consulting services. The Company paid Mr. Blechschmidt $2,500 in 2003 for attending three board meetings as a director of a company in which the Company held a minority interest.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 19, 2004 (unless otherwise indicated), the amount of beneficial ownership of Gentiva's Common Stock by the executive officers of Gentiva who are named in the Summary Compensation Table; each director and nominee for director; each beneficial owner of more than five percent of Gentiva's Common Stock; and all executive officers and directors of Gentiva as a group. For the purpose of the table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after such date through the exercise of options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                                      AMOUNT OF SHARES OF
                                                                        COMMON STOCK AND      PERCENT OF CLASS
                                                                      NATURE OF BENEFICIAL     OWNED (IF MORE
NAME OF BENEFICIAL OWNER                                              OWNERSHIP(1)(2)(3)(4)       THAN 1%)
------------------------                                              ---------------------   -----------------
Robert Creamer ....................................................            43,731                --
Ronald A. Malone ..................................................           319,223               1.2%
Mary Morrisey Gabriel .............................................            13,925                --
Vernon A. Perry, Jr. ..............................................            50,610                --
John R. Potapchuk .................................................           141,683                --
Edward A. Blechschmidt(5) .........................................           233,884                --
Victor F. Ganzi ...................................................            57,017                --
Stuart R. Levine ..................................................            64,529                --
Mary O'Neil Mundinger .............................................            13,320                --
Stuart Olsten(6) ..................................................         1,222,697               4.8
Raymond S. Troubh(7) ..............................................           164,626                --
Josh S. Weston ....................................................            15,010                --
Gail R. Wilensky ..................................................            16,484                --
Barclays Global Investors, NA(8) ..................................         1,632,575               6.4
   45 Fremont Street
   San Francisco, CA 94105
Daruma Asset Management, Inc.(9) ..................................         2,070,300               8.2
   80 West 40th Street
   New York, NY 10018
Deutsche Bank AG(10) ..............................................         1,904,766               7.5
   Taunusanlage 12, D-60325
   Frankfurt am Main
   Federal Republic of Germany
Heartland Advisors, Inc.(11) ......................................         1,351,900               5.3
   789 North Water Street
   Milwaukee, WI 53202
Morgan Stanley(12) ................................................         1,756,416               6.9
   1585 Broadway
   New York, NY 10036
Perry Corp.(13) ...................................................         2,063,962               8.1
   599 Lexington Ave
   New York, NY 10022
All executive officers and directors as a group (15 persons)(14) ..         2,441,639               9.4

----------
(1) Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2) Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under Gentiva's 1999 Stock Incentive Plan: Mr. Creamer -- 40,214;

     Mr. Malone -- 282,219; Ms. Morrisey Gabriel -- 10,000; Mr. Perry -- 24,000; Mr. Potapchuk -- 125,071; Mr. Blechschmidt -- 10,000; Mr. Ganzi -- 10,000; Mr. Levine -- 26,845; Dr. Mundinger -- 10,000; Mr. Olsten -- 26,845; Mr.
     Troubh -- 26,845; Mr. Weston -- 10,000; and Dr. Wilensky -- 10,000.

(3) Includes beneficial ownership of the following number of whole shares acquired and currently held under Gentiva's Employee Stock Purchase Plan:
     Mr. Creamer -- 3,017; Mr. Malone -- 7,583; Ms. Morrisey Gabriel -- 2,132; Mr. Perry -- 1,610; and Mr. Potapchuk -- 4,800.

(4) Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under Gentiva's Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Blechschmidt -- 3,884; Mr. Ganzi -- 11,884; Mr. Levine -- 3,826; Dr. Mundinger -- 869; Mr.
     Olsten -- 11,884; Mr. Troubh -- 8,854; Mr. Weston -- 878; and Dr. Wilensky -- 940.

(5) In addition to the shares referred to in footnotes (2) and (4), Mr. Blechschmidt's holdings include 200,000 shares owned directly and 14,000 shares owned by his wife and 2,000 shares owned by each of three children, as to which shares owned by his wife and children he disclaims beneficial ownership.

(6) In addition to shares referred to in footnotes (2) and (4), Mr. Olsten's holdings include 1,161,168 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership. He has shared voting and investment power as a trustee with respect to 22,500 shares owned by two trusts for the benefit of his niece and nephew, as to which shares he disclaims beneficial ownership.

(7) In addition to shares referred to in footnotes (2) and (4), Mr. Troubh's holdings include 59,179 shares owned directly and 69,748 shares owned indirectly through a limited partnership.

(8) Based on a Schedule 13G dated February 13, 2004 and filed with the Securities and Exchange Commission, as of December 31, 2003 Barclays Global Investors, NA reported beneficial ownership of 1,396,742 of such shares, with sole voting power and sole dispositive power as to 1,266,833 of such shares. In addition, in the Schedule 13G, Barclays Global Fund Advisors reported that it held sole voting power and sole dispositive power as to 225,833 of such shares, and Barclays Bank PLC reported that it held sole voting power and sole dispositive power as to 10,000 of such shares. The
     Schedule 13G indicates that the reported shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(9) Based on a Schedule 13G (Amendment No. 1) dated February 12, 2004 and filed with the Securities and Exchange Commission, as of December 31, 2003 Daruma Asset Management, Inc. reported beneficial ownership of 2,070,300 of such shares, with sole voting power as to 987,800 of such shares and sole dispositive power as to 2,070,300 of such shares. In addition, in the
     Schedule 13G, Mariko O. Gordon, who owns in excess of 50% of the outstanding voting stock and is the president of Daruma Asset Management, Inc., reported that she held sole voting power as to 987,800 of such shares and sole dispositive power as to 2,070,300 of such shares. The Schedule 13G indicates that the reported shares are beneficially owned by one or more investment advisory clients whose accounts are managed by Daruma Asset Management, Inc. Daruma Asset Management, Inc. and Mariko O. Gordon disclaim beneficial ownership in any of the shares covered by the Schedule 13G.

(10) Based on a Schedule 13G (Amendment No. 1) dated February 9, 2004 and filed with the Securities and Exchange Commission, as of December 31, 2003 Deutsche Bank AG reported beneficial ownership of 1,904,766 of such shares, with sole voting power and sole dispositive power as to 1,904,766 of such shares. In addition, in the Schedule 13G, Deutsche Bank AG, London Branch reported that it held sole voting power and sole dispositive power as to 1,887,842 of such shares; Deutsche Bank Securities Inc. reported that it held sole voting power and sole dispositive power as to 16,924 of such shares; and DB Advisors, L.L.C. reported that it held sole voting power and sole dispositive power as to 561 of such shares. Deutsche Bank AG and its subsidiaries and affiliates disclaim beneficial ownership of the shares.

(11) Based on a Schedule 13G dated February 13, 2004 and filed with the Securities and Exchange Commission, as of December 31, 2003 Heartland Advisors, Inc. reported beneficial ownership of 1,351,900 of such shares, with shared voting power as to 1,331,500 of such shares and shared dispositive power as to 1,351,900 of such shares. In addition, in the
     Schedule 13G, William J. Nasgovitz, the President and principal shareholder of Heartland Advisors, Inc., reported that he held shared voting power as to 1,331,500 of such shares and shared dispositive power with respect to 1,351,900 of such shares. The Schedule 13G indicates that the reported shares are beneficially owned by one or more investment advisory clients whose accounts are managed by Heartland Advisors, Inc. Heartland Advisors, Inc. and William J. Nasgovitz disclaim beneficial ownership in any of the shares covered by the Schedule 13G.

(12) Based on a Schedule 13G (Amendment No. 1) dated February 15, 2004 and filed with the Securities and Exchange Commission, Morgan Stanley reported beneficial ownership of 1,756,416 of such shares, with shared voting power and shared dispositive power as to 1,756,416 of such shares. In addition, in the Schedule 13G, Morgan Stanley Capital Services Inc. reported that it held shared voting power and shared dispositive power as to 1,689,500 of these shares.

(13) Based on a Schedule 13G dated February 13, 2004 and filed with the Securities and Exchange Commission, as of December 31, 2003 Perry Corp. reported beneficial ownership of 2,063,962 of such shares, with sole voting power and sole dispositive power as to 2,063,962 of such shares. In addition, in the Schedule 13G, Richard C. Perry, the President and sole stockholder of Perry Corp., reported that he held sole voting power and sole dispositive power as to 2,063,962 of such shares. The Schedule 13G indicates that the reported shares are held for the accounts of two or more private investment funds for which Perry Corp. acts as general partner and/or investment advisor. Richard C. Perry disclaims beneficial ownership in any of the shares covered by the Schedule 13G, except for the portion of such shares that relates to his economic interest in such shares.

(14) Includes 1,704,111 shares owned by current executive officers and directors, 694,509 shares that may be acquired upon exercise of presently exercisable stock options and 43,019 shares representing shares deferred as share units.

                             EXECUTIVE COMPENSATION

     The information shown below reflects the annual and long-term compensation, from all sources, of the chief executive officer of the Company and the other four most highly compensated executive officers of the Company at December 28, 2003 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                               ANNUAL COMPENSATION               COMPENSATION
                                         -------------------------------------   ------------
                                                                                    AWARDS
                                                                     OTHER       ------------
                                                                     ANNUAL       SECURITIES     ALL OTHER
                                                                  COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)     ($)(1)        OPTIONS (#)     ($)(2)
-------------------------------   ----   ----------   ---------   ------------   ------------   ------------
Ronald A. Malone ..............   2003   $ 471,539    $ 500,000           --         70,000      $  71,383
   Chief Executive Officer and    2002     387,596      300,000     $  2,879        200,000        310,797
   Chairman of the Board          2001     375,000      180,000        3,099         40,000         38,551

Vernon A. Perry, Jr. ..........   2003     274,308      165,000           --         40,000         29,622
   President and                  2002     247,596      125,000        1,455         72,000        766,216
   Chief Operating Officer        2001     229,231       85,000        1,554         25,000         25,974

John R. Potapchuk .............   2003     264,308      175,000           --         40,000         30,568
   Senior Vice President,         2002     239,192      130,000          467         72,000        216,839
   Chief Financial Officer,       2001     224,626       90,000          341         15,000         21,898
   Treasurer and Secretary

Robert Creamer ................   2003     239,308      150,000           --         36,000         28,097
   Senior Vice President,         2002     207,635      140,112          104         60,000        318,250
   Nursing Operations, and
   Chief Information Officer(3)

Mary Morrisey Gabriel .........   2003     248,846      150,000           --         50,000         21,095
   Senior Vice President and      2002      95,192       70,000           --         30,000          5,277
   Chief Sales Officer(4)

----------
(1)  Gross-up of taxable portion of fringe benefit.

(2) Represents profit sharing and matching contributions by Gentiva for the Named Officers pursuant to Gentiva's Nonqualified Retirement and Savings Plan for fiscal 2003, 2002 and 2001. For fiscal 2002, also includes payments to the Named Officers pursuant to a cash tender offer by Gentiva for all of its outstanding options as follows: $262,518 to Mr. Malone, who tendered 13,527 options; $693,628 to Mr. Perry, who tendered 45,000 options; $194,694 to Mr. Potapchuk, who tendered 11,944 options; and $299,735 to Mr. Creamer, who tendered 21,000 options. For fiscal 2002 and 2001, also includes for Mr. Perry payments of $51,884 and $5,223, respectively, for relocation expenses.

(3) Mr. Creamer became an executive officer in 2002. He became Senior Vice President, Nursing Operations, in September 2003. Prior thereto, he was Senior Vice President, Financial Operations. He was Chief Information Officer during 2003.

(4)  Ms. Morrisey Gabriel became an executive officer in 2002.

STOCK OPTIONS

                                 STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                     -----------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                        PERCENT                                VALUE AT ASSUMED
                                        NUMBER OF       OF TOTAL                             ANNUAL RATES OF STOCK
                                       SECURITIES       OPTIONS      EXERCISE                PRICE APPRECIATION FOR
                                       UNDERLYING      GRANTED TO     OR BASE                  OPTION TERM(1)
                                        OPTIONS       EMPLOYEES IN    PRICE     EXPIRATION   ----------------------
     NAME                            GRANTED (#)(2)   FISCAL YEAR     ($/SH)       DATE        5% ($)      10% ($)
----------------------------------   --------------   ------------   --------   ----------   ---------   ----------
Ronald A. Malone .................       70,000           10.3%      $ 8.74       1/2/13     $ 385,000   $ 975,100

Vernon A. Perry, Jr. .............       40,000            5.9         8.74       1/2/13       220,000     557,200

John R. Potapchuk ................       40,000            5.9         8.74       1/2/13       220,000     557,200

Robert Creamer ...................       36,000            5.3         8.74       1/2/13       198,000     501,480

Mary Morrisey Gabriel ............       20,000            2.9         8.74       1/2/13       110,000     278,600

                                         30,000            4.4         9.75      2/12/13       183,900     466,200

----------
(1) The dollar amounts under the indicated columns represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission. These assumptions are not intended to forecast future appreciation of Gentiva's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of Gentiva's Common Stock, the optionee's continued employment through applicable vesting periods and the dates on which the options are exercised and the underlying shares are sold.

(2) The options were granted at an exercise price equal to the fair market value of Gentiva's Common Stock on the date of the grant. The options have a ten-year term and become exercisable over a four-year period as follows:
     50% at the end of year two, another 25% at the end of year three and the final 25% at the end of year four; except that Mr. Malone's options become exercisable over a six-year period as follows: 15% at the end of year two, another 15% at the end of year three, another 15% at the end of year four, another 15% at the end of year five and the final 40% at the end of year six.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                             SHARES                      OPTIONS AT FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(1)
                           ACQUIRED ON       VALUE       ------------------------------   ---------------------------
NAME                       EXERCISE (#)   REALIZED ($)   EXERCISABLE      UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------   ------------   ------------   -----------      -------------   -----------   -------------
Ronald A. Malone .......        0              0           282,219           236,666      $ 2,690,625   $  1,207,763

Vernon A. Perry, Jr. ...        0              0            24,000            88,000          131,280        431,760

John R. Potapchuk ......        0              0           125,071            88,000        1,158,574        431,760

Robert Creamer .........        0              0            40,214            76,000          336,326        371,085

Mary Morrisey Gabriel ..        0              0            10,000            70,000           43,700        268,600

----------
(1) Based on the difference between the exercise price and the closing price of a share of Gentiva Common Stock on December 26, 2003, the last trading day in fiscal 2003.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Malone, its chief executive officer and chairman of the board of directors, which became effective on June 13, 2002 ("2002 employment agreement"). Under the 2002 employment agreement, Mr. Malone was entitled to receive (i) a base salary of not less than $400,000 per year and (ii) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 80 percent of his base salary and the maximum bonus equal to 150 percent of his base salary. Mr. Malone was also entitled to receive customary benefits, perquisites and reimbursement for expenses.

     The 2002 employment agreement terminated as of March 22, 2004 and was replaced by a new employment agreement dated as of such date ("2004 Employment Agreement"). The 2004 Employment Agreement has a term of four years, commencing on March 22, 2004, and will automatically extend for consecutive one-year periods unless either party provides not less than six months prior notice to the other party of its intention not to extend the initial four year term or any subsequent one year extension. During the term of the 2004 Employment Agreement, Mr. Malone will receive (i) a base salary of not less than $525,000 per year and
(ii) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 100 percent of his base salary and the maximum bonus equal to 150 percent (or such other greater amount as determined by the Board of Directors or a committee of the Board) of his base salary. Mr. Malone will also receive customary benefits, perquisites and reimbursement for expenses.

     The 2004 Employment Agreement provides that Mr. Malone's employment will terminate upon his death or disability, termination of his employment for cause, termination of his employment without cause or termination by Mr. Malone of his employment for good reason (as defined in the agreement). In the event his employment is terminated as a result of his death or disability, he or his estate will be entitled to receive his earned salary, vested benefits and accelerated vesting of his accrued pension benefits. He will not be entitled to severance benefits. In addition, in the event his employment is terminated as a result of his death, Mr. Malone's widow will be entitled to receive six months base compensation. In the event Mr. Malone's employment is terminated for cause by the Company, he will be entitled to receive earned salary and vested benefits and will not be entitled to severance benefits. In the event Mr. Malone's employment is terminated for good reason by Mr. Malone or without cause by the Company, he will be entitled to earned salary, vested benefits, severance benefits, accelerated vesting of his accrued pension benefits, continued medical benefits generally for up to two years and accelerated vesting of his options or other equity-based awards granted after March 22, 2004 that would otherwise have vested during the two years following the termination of his employment had he continued to be employed by the Company. Mr. Malone's severance benefits will be equal to two times (or, in the case of termination for good reason by Mr. Malone because of the Company's giving him notice of nonextension of the 2004 Employment Agreement prior to the end of the initial four year term, one and one-half times) Mr. Malone's base salary and target bonus for the year of termination. Mr. Malone will not be entitled to severance benefits under the 2004 Employment Agreement if he receives severance payment under his change in control agreement described below.

     The 2004 Employment Agreement also restricts Mr. Malone's ability to engage in competition with the Company during his employment by the Company and for the twenty-four months after termination of his employment. It also contains confidentiality provisions and provisions for non-solicitation of the Company's employees and clients.

     Mr. Malone has also entered into a new change in control agreement with the Company, effective March 22, 2004, which replaced his prior change in control agreement. His new change in control agreement has a term of four years, commencing March 22, 2004, and will automatically extend for consecutive one-year periods unless either party provides not less than six months prior notice to the other party of its intention not to extend the initial four year term or any subsequent one year extension. The agreement generally provides benefits in the event of a change in control of the Company if (i) Mr. Malone's employment is terminated by the Company not for cause or by Mr. Malone for good reason (as defined in the agreement) and (ii) the termination is within three years after a change in control. In addition, Mr. Malone will receive the benefit of his agreement if he is terminated by the Company without cause within one year before a change in control, if his termination arises in connection with the change in control.

     The benefits conferred under Mr. Malone's change in control agreement generally will include a cash payment equal to two and one-half times his base salary and target bonus; continued benefits for the two years following the termination or until such earlier date that he obtains comparable benefits from another employer; immediate vesting of any stock options, restricted stock and other equity-based compensation awards held by him (the options would remain exercisable for three years following the termination, but not beyond the original full term); and full vesting of retirement and deferred compensation benefits. Under Mr. Malone's change in control agreement, if any payment to him (under his change in control agreement or otherwise) is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Malone will be generally entitled to receive an additional "gross-up payment" in an amount sufficient to make him whole for such excise tax.

     Under Mr. Malone's agreement, a change in control is defined to include the following events: a person or group (with certain exceptions for the Olsten family) becoming the beneficial owner of at least 25 percent of the total voting power of all classes of capital stock of the Company; either the directors (and their approved successors) ceasing to constitute a majority of the Board of Directors or a majority of the persons nominated by the Board of Directors for election failing to be elected; a merger of the Company if the Company shareholders do not own a majority of the stock of the surviving company or if the members of the Company's Board of Directors do not constitute a majority of the directors of the surviving company's board; a complete liquidation of the Company; or a sale of all or substantially all of the assets of the Company.

     In addition, the change in control agreement provides that if Mr. Malone substantially prevails in a dispute with the Company relating to the agreement, the Company will pay his legal fees which result from the suit. Mr. Malone is not required to seek other employment or otherwise mitigate any damages that are caused as a result of a change in control, but he is required to keep the Company's confidential information private.

     The following Named Officers of the Company are also parties to change in control agreements in connection with their employment with the Company: Vernon
A. Perry, Jr., John R. Potapchuk, Robert Creamer and Mary Morrisey Gabriel. These change in control agreements have a term of three years, commencing on June 13, 2002. They generally provide benefits in the event of a change in control of the Company if (i) the employee's employment is terminated by the Company not for cause or by the employee for good reason (as defined in the agreement) and (ii) the termination is within three years after a change in control. In addition, these executive officers will receive the benefit of their agreements if they are terminated by the Company without cause within one year before a change in control, if their terminations arise in connection with the change in control.

     The benefits conferred under these change in control agreements generally will include a cash payment equal to two times the employee's base salary and target bonus; continued benefits for the two years following the termination or until such earlier date that the employee obtains comparable benefits from another employer; immediate vesting of any stock options held by the employee (the options would remain exercisable for one year following the termination, but not beyond the original full term); and full vesting of retirement and deferred compensation benefits. Under certain circumstances the benefits could be reduced in order to avoid the incurrence of excise taxes by the employees.

     Under these change in control agreements, the events constituting a change in control are substantially identical to the events constituting a change in control in Mr. Malone's change in control agreement as described above.

     In addition, these change in control agreements provide that if an employee substantially prevails in a dispute with the Company relating to his or her agreement, the Company will pay that employee's legal fees which result from the suit. The employees are not required to seek other employment or otherwise mitigate any damages that are caused as a result of a change in control, but they are required to keep the Company's confidential information private.

     The following Named Officers are parties to severance agreements in connection with their employment with the Company: Vernon A. Perry, Jr., John R. Potapchuk, Robert Creamer and Mary Morrisey Gabriel. These severance agreements generally provide that, in the event the officer is terminated other than for cause or has his or her base salary reduced in a situation that is not part of a general salary reduction, the officer has the right to receive payments for eighteen months (twelve months in the case of Ms. Morrisey Gabriel) in an amount based on that officer's base salary at the time of termination. Additionally, the severance agreements provide that the Company will provide these officers with health benefits based on their benefit levels at the time of termination for the same period or until they obtain similar health benefits elsewhere. No benefits are payable under these severance agreements if benefits are payable to an officer under the officer's change in control agreement. Pursuant to these severance agreements the officers agreed to certain covenants relating to competition, confidential information and non-solicitation of employees and business.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information regarding the Company's equity compensation plans as of December 28, 2003:

                                    (a)                       (b)                        (c)

                                                                                NUMBER OF SECURITIES
                                                                                REMAINING AVAILABLE
                         NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE      FOR FUTURE ISSUANCE UNDER
                          ISSUED UPON EXERCISE OF      EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                           OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
    PLAN CATEGORY           WARRANTS AND RIGHTS       WARRANTS AND RIGHTS    REFLECTED IN COLUMN (a))*
----------------------   --------------------------   --------------------   -------------------------
Equity compensation
   plans approved by
   security holders              2,722,542                  $ 6.06                   2,056,673

Equity compensation
   plans not approved
   by security holders                  --                      --                          --
                                 ---------                  ------                   ---------
Total                            2,722,542                  $ 6.06                   2,056,673
                                 ---------                  ------                   ---------

--------------
* Consists of securities available for future issuance under Gentiva's 1999 Stock Incentive Plan (1,476,698), Employee Stock Purchase Plan (498,534) and Stock & Deferred Compensation Plan for Non-Employee Directors (81,441).

     On December 31, 2003, the Company issued 992,100 stock options under its 1999 Stock Incentive Plan at an exercise price of $12.87 per share and issued 125,039 shares of Common Stock under its Employee Stock Purchase Plan. Giving effect to such issuances of stock options and shares, as of December 31, 2003,
(a) the number of stock options outstanding was 3,678,396, with a weighted-average exercise price of $7.95 and a weighted-average remaining term of 8.4 years; (b) the number of deferred stock units outstanding was 36,246; and
(c) the number of securities remaining available for future issuance was 484,598 under the 1999 Stock Incentive Plan, 373,495 under the Employee Stock Purchase Plan and 81,441 under the Stock & Deferred Compensation Plan for Non-Employee Directors.

                COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy is to align the interests of the Company's shareholders and its executive officers, while fostering collaboration among those executives. The Board of Directors and the Compensation, Corporate Governance and Nominating Committee, which administers the Company's executive compensation programs, have implemented this philosophy through a compensation program that will enable the Company to attract, motivate and retain executive officers by providing a competitive total compensation opportunity. This program provides for (i) competitive base salaries, which reflect the responsibilities of the position held and performance in the position; (ii) annual incentive opportunities payable in cash, which are based on the Company's achievement of performance goals; and (iii) reasonable levels of stock options, which are designed to strengthen the mutuality of interest between participating associates and the Company's shareholders. The Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payment levels.

BASE SALARY

     The Committee sets the base salary for the Chief Executive Officer, subject to the minimum annual base salary provided for in his employment agreement with the Company. The Chief Executive Officer recommends the base salaries of the other executive officers for review and approval by the Committee. In the setting of base salaries, consideration is given to the relative importance of an executive's position and the individual's performance and contributions, as well as to the results of compensation analysis studies.

ANNUAL INCENTIVE COMPENSATION

     The Committee's policy provides that a significant portion of executive compensation should be dependent upon the Company's performance in relation to targets established under the incentive compensation plan. The purpose of the incentive compensation plan is to link a portion of total executive compensation to shareholder value and individual contributions, while encouraging and fostering collaboration among the executive team. Company goals that were considered in 2003 included revenue, diluted earnings per share, operating cash flow and employee turnover. Goals for individual executives varied by their areas of responsibility.

STOCK OPTIONS

     Each year the Committee considers granting options to purchase Common Stock to key employees, including executive officers. Stock option grants are intended to provide additional incentive for superior performance by officers and key employees who have the most impact on the management and success of the Company's business. Stock options granted by the Committee in fiscal 2003 vest 50% at the end of year two and another 25% at the end of each of years three and four, except those granted the Chief Executive Officer, which vest 15% at the end of each of years two, three, four and five and 40% at the end of year six. Approximately 150 employees participate. Also, executive officers and other employees may purchase shares of Common Stock under the 1999 Employee Stock Purchase Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Pursuant to the provisions of an employment agreement negotiated with Mr. Malone at the time of his recruitment to become Chairman of the Board and Chief Executive Officer of the Company in June 2002, and approved by the Committee, Mr. Malone was entitled to receive a base salary of not less than $400,000. For 2003, the Committee set Mr. Malone's base salary at $475,000. In March 2004, Mr. Malone entered into a new employment agreement with the Company. The Committee set Mr. Malone's base salary for 2004 at $525,000.

     In fiscal 2003, Mr. Malone participated in the Company's Executive Officer Annual Incentive Program. His target payment under the plan, if targets and individual goals were achieved, was 80% of base salary. Under the plan, the Committee evaluated Company performance against assigned goals and targets in addition to Mr. Malone's individual performance and leadership. The Committee viewed favorably the overall financial performance of the Company and total shareholder return. The Committee concluded that the Company either met or exceeded its goals and objectives under Mr. Malone's leadership and direction. Consistent with its compensation philosophy, the Committee awarded Mr. Malone a $500,000 annual incentive payment under the plan for fiscal 2003, which represents 105% of his 2003 base salary.

     In fiscal 2003, Mr. Malone was awarded 70,000 stock options as long-term incentives vesting over six years from the date of grant, with an exercise price of $8.74.

Compensation, Corporate Governance and Nominating Committee:

Stuart R. Levine, CHAIRMAN
Raymond S. Troubh
Josh S. Weston

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph for the period commencing on March 16, 2000 (when the Company's Common Stock was first quoted on Nasdaq) and ending December 28, 2003 comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and a peer issuer group selected by the Company (the "Peer Group Index") comprised of the following publicly traded companies: Almost Family, Inc., Amedisys, Inc., Apria Healthcare Group Inc., National Home Health Care Corp. and Pediatric Services of America, Inc.

     The line graph assumes that $100 was invested on March 16, 2000 in each of the Company's Common Stock, the Nasdaq Market index and the Peer Group Index and that all dividends (if any) were reinvested. Media General Financial Services furnished the data for the graph.

                     [TABULAR REPRESENTATION OF LINE GRAPH]

                                3/16/2000   12/31/00   12/30/01   12/29/02   12/28/03
                                ---------   --------   --------   --------   --------
GENTIVA HEALTH SERVICES, INC.   $  100.00   $ 222.92   $ 366.67   $ 436.79   $ 678.47
NASDAQ MARKET INDEX                100.00      53.34      42.52      29.66      44.59
PEER GROUP INDEX                   100.00     194.26     177.14     151.96     196.49

                                   PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has appointed
PricewaterhouseCoopers LLP as independent auditors of the Company for the 2004 fiscal year, subject to ratification and approval by the shareholders. PricewaterhouseCoopers LLP has audited the books and records of the Company since the Company's incorporation in 1999.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions posed by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

FEES BILLED BY PRICEWATERHOUSECOOPERS LLP

     Fees billed to the Company by PricewaterhouseCoopers LLP for services rendered during fiscal years 2003 and 2002 were as follows:

        FEE CATEGORY                                   2003       2002
        ------------------------------------------   --------   --------
        Audit Fees ...............................   $344,700   $361,000
        Audit-Related Fees .......................    133,900    223,000
        Tax Fees .................................    109,000    201,000
        All Other Fees ...........................    130,000    130,000
                                                     --------   --------
        Total ....................................   $717,600   $915,000
                                                     ========   ========

     AUDIT FEES related to the audit of the Company's annual financial statements, the review of financial statements included in the Company's quarterly reports on Form 10-Q and miscellaneous audit services. AUDIT-RELATED FEES related in fiscal 2003 to Sarbanes-Oxley Act compliance and Section 404 internal control reporting preparedness review and in fiscal 2002 to audit services related to the sale of the Company's specialty pharmaceutical services business. TAX FEES related to tax planning and compliance services. ALL OTHER Fees related to reviews required by the Company's corporate integrity agreement.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company's independent auditors. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent auditors in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee pre-approved all fiscal 2003 services provided by PricewaterhouseCoopers LLP.

     The policy sets forth specified audit, audit-related, tax and other permissible non-audit services for which pre-approval is provided up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels must be specifically pre-approved by the Audit Committee. The independent auditors and management report periodically to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is comprised of three directors, none of whom is an officer or employee of the Company. Each of the members is "independent" under existing rules of the Securities and Exchange Commission and Nasdaq and under the Committee's charter.

     The Committee acts under a written charter adopted by the Board of Directors, which is reviewed annually and revised as appropriate. The Board most recently amended the charter on February 12, 2004, a copy of which is included as Appendix A to this Proxy Statement. In accordance with its charter, the Audit Committee assisted the Board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and for monitoring the Company's accounting, auditing and financial reporting practices and compliance by the Company with legal and regulatory requirements. In addition, the Audit Committee selected PricewaterhouseCoopers LLP to be the independent auditors to audit the consolidated financial statements of the Company and its subsidiaries, subject to shareholder ratification.

     The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors' independence, and has discussed this information with PricewaterhouseCoopers LLP. The Audit Committee has also discussed with management and with PricewaterhouseCoopers LLP the quality and adequacy of the Company's critical accounting principles, including internal controls and the internal audit and compliance functions, organization, responsibilities, budget and staffing. The Audit Committee has also reviewed with both PricewaterhouseCoopers LLP and the Company's internal auditors and the Company's chief compliance officer their audit and compliance plans, scope and identification of audit risks.

     The discussions with PricewaterhouseCoopers LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries with management and with PricewaterhouseCoopers LLP. Based on all of the foregoing reviews and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:

Victor F. Ganzi, CHAIRMAN
Raymond S. Troubh
Josh S. Weston

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder require the Company's directors and officers and persons who beneficially own more than ten percent of its outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company and to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of reports furnished to the Company and upon representations made by such persons, the Company believes that during the fiscal year ended December 28, 2003, all persons subject to the Section 16(a) filing requirements filed the required reports on a timely basis, except that Edward Blechschmidt, Victor Ganzi, Mary O'Neil Mundinger, Stuart Olsten, Raymond Troubh, Josh Weston and Gail Wilensky, directors of the Company, all filed late Form 4 reports covering the Company's award to them of stock options; Stuart Levine, a director of the Company, filed a late Form 4 report covering the Company's award to him of stock options and a late Form 4 report covering his acquisition of shares of the Company's Common Stock; Christopher Anderson, Robert Creamer, Ronald Malone, Vernon Perry and John Potapchuk, officers of the Company, all filed late Form 4 reports covering the Company's award to them of stock options; and Mary Morrisey Gabriel, an officer of the Company, filed two late Form 4 reports, each covering the Company's award of stock options to her.

                                   PROPOSAL 3

                    APPROVAL OF GENTIVA HEALTH SERVICES, INC.
                           2004 EQUITY INCENTIVE PLAN

     The Board of Directors has adopted the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (the "2004 Plan") as a replacement for the Gentiva Health Services, Inc. 1999 Stock Incentive Plan (the "1999 Plan"), subject to approval by the shareholders of the Company. The vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of the 2004 Plan. A significant difference between the 2004 Plan and the 1999 Plan is that the 2004 Plan affords the Company the flexibility of granting a wide range of incentive awards, while the 1999 Plan permitted the Company to grant only incentive stock options and nonqualified stock options.

     PURPOSE. The purpose of the 2004 Plan is to attract, retain and motivate highly competent persons as officers and employees of, consultants to, and non-employee directors of, the Company and its subsidiaries and affiliates by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on their performance in fulfilling their personal responsibilities.

     Described below is a summary of the principal features of the 2004 Plan. The summary is qualified in its entirety by reference to the full text of the 2004 Plan, which is attached to this Proxy Statement as Appendix B.

     ADMINISTRATION. Unless the Board of Directors determines otherwise, the 2004 Plan is to be administered by a committee (the "Committee") comprised solely of not less than two members who shall be (i) "non-employee directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) "outside directors" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) "independent directors" within the meaning of the listing standards of Nasdaq. The 2004 Plan is presently administered by the Company's Compensation, Corporate Governance and Nominating Committee, which satisfies each of these requirements.

     Among other functions, the Committee has the authority, subject to the terms of the 2004 Plan, to (i) establish rules for the administration of the 2004 Plan, (ii) designate participants to receive awards under the 2004 Plan,
(iii) determine the type of awards to be granted under the 2004 Plan, (iv) set the terms and conditions of the award and (v) make such determinations and interpretations to take such action in connection with the 2004 Plan and any awards granted thereunder as it deems necessary or advisable, which determinations and interpretations are binding on all participants and their legal representatives.

     ELIGIBILITY. The Committee may grant awards to such officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates as it determines from time to time in its sole discretion. In addition, the Committee may grant awards (other than cash awards) to non-employee directors of the Company. As of March 19, 2004, there were approximately 3,500 full-time employees, including officers, eligible for awards under the 2004 Plan. As of the same date, there were eight non-employee directors eligible for awards (other than cash awards) under the 2004 Plan.

     NEW PLAN BENEFITS. Any awards under the 2004 Plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be received by an individual under the 2004 Plan.

     AUTHORIZED SHARE POOL. The 2004 Plan authorizes the grant of up to 3,500,000 shares of the Company's Common Stock plus any shares authorized under the 1999 Plan as to which awards have not been made as of the effective date of the 2004 Plan.

     During the term of the 2004 Plan, the following shares of the Company's Common Stock are added back to the authorized share pool:

     o Shares subject to an outstanding award under the 2004 Plan or the 1999 Plan which are forfeited, expire or are cancelled or settled in cash without delivery to the award recipient of shares of Common Stock;

     o Shares delivered to the Company as part or full payment for the exercise or purchase price of an award granted under the 2004 Plan or the 1999 Plan or to satisfy the Company's withholding obligation with respect to an award granted under the 2004 Plan or the 1999 Plan; and

     o Shares reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of stock options granted under the 2004 Plan or the 1999 Plan, provided that the number of shares so repurchased shall not exceed (A) the amount of the proceeds, divided by (B) the fair market value on the date of exercise which generated such proceeds.

     Generally, each share subject to an outstanding award is charged against the authorized share pool at the time of grant. However, in recognition of the additional value of restricted stock and stock units, shares subject to such awards are charged against the authorized share pool at an enhanced rate of two shares for each share subject to such award. Shares added back to the authorized share pool related to grants of restricted stock and stock units are also added back at a rate of two shares for each share subject to such award.

     The shares subject to the authorized share pool are subject to adjustment for any changes in the Company's Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, special one-time cash dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company.

     INDIVIDUAL MAXIMUM. The maximum number of shares that may be granted or measured to any individual participant under the 2004 Plan in any calendar year during the term of the 2004 Plan is 500,000 shares.

     TYPES OF AWARDS. The 2004 Plan permits the granting of (i) stock options,
(ii) stock appreciation rights, (iii) restricted stock, (iv) stock units and (v) cash. Any award may be structured to qualify as a performance-based award so that it is exempt from the $1 million dollar compensation limit under Section 162(m) of the Code.

STOCK OPTIONS. The 2004 Plan permits the Committee to grant options to purchase shares during the term of the option at an exercise price established by the Committee. Generally, the exercise price must equal the fair market value of the Company's shares on the date of grant. However, a lower price is permitted for
(i) stock options retroactively granted in tandem with or in substitution for other awards made by the Company, if the exercise price is established as the price on the date of grant of the other award or (ii) stock options granted to a participant upon assumption of, or in substitution of, an award granted by another entity in connection with a corporate transaction between the Company and the granting entity (such as a merger, consolidation or acquisition) if the aggregate fair market value of the shares subject to the substitute stock option over the aggregate exercise price of the substitute stock option does not exceed the aggregate fair market value of the shares of the predecessor entity subject to the award being assumed or substituted as of the date immediately preceding the corporate transaction (as determined by the Committee) over the aggregate exercise price or aggregate base value, if any, of such an award.

     EXERCISABILITY AND VESTING. Stock options granted under the 2004 Plan may only be exercised to the extent the option is vested. Stock options may not vest earlier than the first anniversary of their date of grant except in the case of a change of control, or with respect to stock options granted in settlement of any obligation under any other compensation arrangement, or, to the extent provided in the applicable award agreement, upon the participant's termination of service due to death or disability.

     TERM. Stock options granted under the 2004 Plan may not have a term longer than ten years, except that in the case of the death of the participant within six months prior to the expiration of the term, the exercise period may be extended, but not beyond one year after the participant's death.

     TYPE OF OPTIONS. The 2004 Plan permits the Committee to grant nonqualified stock options (i.e., stock options that do not qualify as "incentive stock options" under Section 422 of the Code). On June 6, 2003, the Internal Revenue Service issued proposed regulations regarding incentive stock options that, among other things, would prevent the Company from administering the authorized share pool in the manner described above. Based on these proposed regulations, the Company does not believe that it could presently grant options under the 2004 Plan that would qualify as incentive stock options. Because the proposed regulations may be modified to permit the Company to grant incentive stock options if a separately calculated maximum number of shares applies to incentive stock options, the plan (i) establishes the maximum number of shares that may be granted as incentive stock options at 3,500,000 (which maximum would be determined under applicable regulations) and (ii) authorizes the Committee to grant incentive stock options if it determines that such options can be granted in compliance with the applicable statutory and regulatory requirements. If an option is granted as an incentive stock option and fails to qualify as such, it will be treated as a nonqualified option.

STOCK APPRECIATION RIGHTS. The 2004 Plan permits the Committee to grant stock appreciation rights which confer upon the participant the right to receive, upon exercise, the excess of the fair market value of each share subject to the award over a "base value." Generally, the base value must equal the fair market value of the Company's shares on the date of grant. However, a lower price is permitted for (i) stock appreciation rights retroactively granted in tandem with, or in substitution for, other awards made by the Company, if the base value is established as the price on the date of grant of the other award and
(ii) stock appreciation rights granted to a participant upon assumption of, or in substitution of, an award granted by another entity in connection with a corporate transaction between the Company and the granting entity (such as a merger, consolidation or acquisition) if the aggregate fair market value of the shares subject to the substitute stock appreciation right over the aggregate base value of the substitute stock appreciation right does not exceed the aggregate fair market value of the shares of the predecessor entity subject to the award being assumed or substituted as of the date immediately preceding the corporate transaction (as determined by the Committee) over the aggregate exercise price or aggregate base value, if any, of such award.

     VESTING. Stock appreciation rights granted under the 2004 Plan may not vest earlier than the first anniversary of their date of grant except in the case of a change of control, or with respect to stock appreciation rights granted in settlement of any obligation under any other compensation arrangement, or to the extent provided in the applicable award agreement upon the participant's termination of service due to death or disability.

     TERM. Stock appreciation rights granted under the 2004 Plan may not have a term longer than ten years, except that in the case of the death of the participant within six months prior to the expiration of the term, the exercise period may be extended, but not beyond one year after the participant's death.

     TYPE OF STOCK APPRECIATION RIGHTS. The 2004 Plan permits the Committee to grant stand alone stock appreciation rights or in tandem with stock option grants.

RESTRICTED STOCK. The 2004 Plan permits the Committee to grant shares of restricted stock consisting of Common Stock issued or transferred to participants with or without other payments therefor, which are subject to transferability restrictions and/or a substantial risk of forfeiture. Except in the event of a change of control, settlement of any obligation under any other compensation arrangement, or to the extent provided in the award agreement upon the participant's death or disability, each restricted stock award shall vest not more rapidly than ratably over a period of three years. Holders of restricted stock awards have the right to receive dividends and to vote the shares but unless the Committee or the award agreement provides otherwise, dividends on restricted stock awards shall be held in escrow and shall be payable at such time as the restrictions on the shares lapse.

STOCK UNITS. The 2004 Plan permits the Committee to grant stock units with each such stock unit representing one share of Common Stock of the Company. Stock units will be credited to a notional account maintained by the Company. Unless the award agreement provides otherwise, each stock unit shall also entitle the holder to an amount equal to the value of dividends paid in respect of one share of Common Stock of the Company during the period the unit is outstanding, which amount shall also be credited to the notional account.

     Stock units may be subject to such terms and conditions, including vesting and the time and method of settlement, as the Committee determines appropriate; PROVIDED HOWEVER, that unless the Committee or the award agreement provides otherwise, stock units shall be settled in shares of Common Stock; and PROVIDED FURTHER, except in the case of a change of control, settlement of any obligation under any other compensation arrangement, or to the extent provided in the award agreement upon the participant's death or disability, stock units may not completely vest prior to the expiration of three years from the date of grant although they may vest ratably over a three year or longer vesting period.

CASH AWARDS. The 2004 Plan permits the Committee to grant cash awards to any participant other than a non-employee director of the Company. The Company may, in its discretion, permit participants to defer settlement of cash awards. The maximum award that may be granted to any participant as a cash award for any performance period of thirty-six months is $3,000,000, with proportionate adjustments for shorter or longer performance periods between one and five years and $1,000,000 for cash awards that are unrelated to time-based vesting or performance periods.

PERFORMANCE-BASED AWARDS. Awards granted under the 2004 Plan may be granted in a manner that qualifies the awards for the performance-based compensation exemption to the $1 million compensation limit under Section 162(m) of the Code. As determined by the Committee in its sole discretion, either the granting or vesting of performance-based awards made under the 2004 Plan will be based on achievement of hurdle rates, growth rates, and/or reductions in one or more of the business criteria listed below as they apply to an individual participant, one or more business units, or the Company as a whole. The business criteria may be used individually or in combination. In addition, performance-based awards may be based upon comparisons to the performance of other companies with such performance measured by one or more of the listed business criteria. The measurement of performance of selected business criteria against performance goals applicable to performance-based awards will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the Company's financial statements, notes to the financial statements or management's discussion and analysis of financial condition and results of operations included in the Company's annual report on Form 10-K.

     BUSINESS CRITERIA. The business criteria that the Committee may select from in establishing performance goals for performance-based awards are: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share;
(v) operating profit; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, depreciation and amortization; (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per share; (xvi) total return to shareholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; and (xxvii) customer service.

     PROCEDURAL REQUIREMENTS. In accordance with the requirements of Section 162(m) of the Code, (i) performance goals for performance-based awards will be established no later than ninety (90) days after the commencement of a period (but in no event after twenty-five percent (25%) of such period has elapsed),
(ii) the Committee may not modify a performance-based award goal after it has been established to increase the amount of compensation payable thereunder upon the attainment of such performance goal, but may modify such award to exercise negative discretion with respect to performance-based awards, and (iii) no compensation will be payable in respect of a performance-based award unless the Committee certifies that the performance goals have been achieved.

     NONTRANSFERABILITY OF AWARDS. Awards granted under the 2004 Plan are not transferable except by will or the laws of descent and distribution or as permitted by the Committee. If the Committee elects to provide for the transferability of awards to third parties, it shall have complete discretion to establish the terms and conditions applicable to the transfer and the transferred awards.

     EFFECT OF TERMINATION OF SERVICE. Unless the Committee or the applicable award agreement provides otherwise, if a participant's service with the Company or any subsidiary or affiliate terminates for any reason other than for "cause" or on account of a change of control:

     o Stock options and stock appreciation rights (to the extent then vested) shall expire on the earlier of (i) the expiration of their term, (ii) ninety (90) days following termination of the participant's service other than termination of service on account of death, disability or retirement, and (iii) twelve (12) months following termination of the participant's service as a result of death or disability or on account of "retirement" (which for this purpose shall mean termination of service at age 55 or later with ten (10) or more years of service, at age 62 or later with five (5) or more years of service, at age 65 or later, or at such other age as the Committee may determine);

     o All unvested stock options and stock appreciation rights shall expire on termination of employment;

     o All unvested restricted stock awards and stock units shall expire upon termination of service; and

     o All cash awards and performance-based awards shall be forfeited upon termination of service but if a participant has satisfied all of the conditions to receiving such award except that the participant is not in service on the payment date due to his or her termination of service by the Company without cause, or because of the participant's retirement, death or disability, such award shall be payable to the participant at the regularly scheduled payment date.

     CHANGE OF CONTROL. If there is a change of control of the Company, then unless the Committee provides otherwise:

     o All then outstanding stock options, stock appreciation rights and stock units, and unvested cash awards will immediately vest and become exercisable and any restrictions on restricted stock awards or stock units shall immediately lapse; and

     o All awards held by participants who are at the time of the change of control in the service of the Company, a subsidiary or an affiliate shall remain exercisable for the remainder of their terms, notwithstanding any subsequent termination of a participant's service.

     Thereafter, all awards shall be subject to the terms of any agreement effecting the change of control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding under the 2004 Plan will terminate within a specified number of days after notice to the participant, and that the participant will receive, with respect to each share of Common Stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of Common Stock immediately prior to the occurrence of such change of control over the exercise price (or base value ) per share underlying such stock option or stock appreciation right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

     DURATION, AMENDMENT AND TERMINATION. The Committee may not make any award under the 2004 Plan more than ten years after its effective date.

     The Committee may amend the 2004 Plan from time to time, or suspend or terminate the 2004 Plan at any time. No amendment of the 2004 Plan may be made without approval of the shareholders of the Company if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered through stock options under the 2004 Plan; (ii) increase the maximum shares in the authorized share pool or the individual maximum; (iii) permit the re-pricing of an award to a lower exercise price, base price or purchase price, as applicable (including, without limitation, the cancellation of an award followed by a re-grant of that award six months later); (iv) change the types of business criteria on which performance-based awards are to be based; (v) modify the requirements as to eligibility for participation in the 2004 Plan; or (vi) change the legal entity authorized to make awards under the 2004 Plan.

     The Committee may modify awards following a change in the Company's Common Stock, such as a merger or consolidation, to prevent dilution or enlargement of participants' rights under the 2004 Plan, including the right to adjust in an equitable manner the number and kind of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of the Common Stock and other value determinations applicable to outstanding awards. In addition, other than with respect to stock options, stock appreciation rights and other awards intended to constitute performance-based awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the federal income tax aspects of awards that may be made under the 2004 Plan based on existing U.S. federal income tax laws. This summary is not complete and does not describe a number of special tax rules, including FICA taxes and various elections that may be applicable under certain circumstances. The realization of ordinary taxable income under the 2004 Plan will require the Company to collect withholding taxes from the participant. In the case of ordinary income generated by a stock-based award, a participant will be required to arrange for payment of his or her tax withholding obligation.

     STOCK OPTIONS. A participant who has been granted a stock option (whether an incentive stock option or a nonqualified stock option) will not recognize taxable income on the date of grant and the Company will not be entitled to a deduction at that time.

     When a participant exercises a nonqualified stock option, the participant realizes ordinary income, subject to withholding of taxes, in the amount equal to the exercise of the fair market value of the shares received on the date of exercise over the exercise price, and the Company will generally be entitled to take a corresponding deduction in the same amount and at the same time as the participant recognizes income.

     When a participant exercises an incentive stock option, the participant is not taxed at the time of exercise and the Company is not entitled to a deduction. However, the excess of the fair market value of the shares received on the date over the exercise price is treated as a tax preference and must be included by the participant for purposes of calculating any alternative minimum tax which may be payable. If the participant holds the shares acquired upon the exercise of an incentive stock option for the required holding period (generally two years after grant and one year after exercise), upon disposition of such shares the gain will be taxed as a long-term capital gain and the Company will not be entitled to a tax deduction. If the participant fails to satisfy the holding period, the participant will realize ordinary income in the amount equal to the lesser of (i) the gain realized upon the disposition and (ii) the excess of exercise of the fair market value of the shares on the date of exercise over the exercise price and the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any additional gain realized by the participant will be treated as a capital gain, which will be long term or short term depending upon how long the shares are held after the date of exercise.

     STOCK APPRECIATION RIGHTS. A participant who has been granted a stock appreciation right will not recognize taxable income on the date of grant and the Company will not be entitled to a deduction at that time.

     When a participant exercises a stock appreciation right, the participant realizes ordinary income, subject to withholding taxes, in the amount equal to the exercise of the fair market value of the shares, cash or other property received and the Company is generally entitled to take a corresponding deduction in the same amount and at the same time as the participant recognizes income.

     RESTRICTED STOCK. A participant holding restricted stock will not recognize income at the time of the award, unless the participant specifically makes an election to do so within thirty days of such award. Unless the participant has made an earlier election, the participant will realize ordinary income, subject to withholding taxes, in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse, reduced by the amount, if any, paid by the participant for such stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Upon the otherwise taxable disposition of the shares awarded after ordinary income has been recognized, the participant will realize a capital gain or loss (which will be long term or short term depending upon how long the shares are held after the restrictions lapse).

     STOCK UNITS. A participant holding stock units generally will not recognize income at the time of the award, unless the terms of the stock unit provide participant with the right to request settlement of the award at the participant's discretion. Upon settlement of a stock unit not taxed, a participant will realize ordinary income, subject to withholding taxes, in an amount equal to the fair market value of the cash or shares distributed. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are distributed in settlement of the stock unit and the participant later disposes of such shares, the difference between the amount realized on sale and the amount recognized by the participant upon settlement of the stock unit will be a capital gain or loss (which will be long term or short term depending upon how long the shares are held by the participant).

     CASH AWARDS. A participant who receives a cash award will realize ordinary income, subject to withholding taxes, in the year the award is received and the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income.

     EFFECT OF SECTION 162(m) OF THE CODE. Section 162(m) imposes a $1 million limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Company's chief executive officer and each of the next four most highly paid executive officers. The Company is not entitled to deduct compensation paid in excess of the limit. Compensation that is "qualifying performance-based compensation" is not taken into account in determining whether the limit has been exceeded. Generally, stock options and stock appreciation rights granted at fair market value are treated as qualifying performance-based compensation. As such, any applicable deduction by the Company related to the exercise of such awards would be allowed.

     All other awards made under the 2004 Plan would not be treated as qualifying performance-based compensation except to the extent they are designed as "performance-based awards" as described above.

     EFFECT OF SECTION 280G OF THE CODE. Section 280G limits the deductibility of certain payments that are contingent upon a change of control if the total amount of such payments exceeds three times a participant's "base amount" (i.e., generally annualized five year W-2 compensation). If payment or settlement of an award is accelerated upon a change of control, a portion of such payment attributable to the value of the acceleration is considered a payment that is contingent upon a change of control. Amounts that are not deductible under
Section 280G also lower the Section 162(m) $1 million compensation cap. In addition, the affected person must pay an excise tax (in addition to any income tax) equal to 20% of such amount.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN.

                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Proposals of shareholders intended for inclusion in the Company's proxy statement and form of proxy for its 2005 Annual Meeting must be received in writing by December 11, 2004 at the Office of Secretary at the Company's principal executive offices located at 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627. In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2005 Annual Meeting must contain information as specified in the Company's By-Laws and must be received in writing by the Company at the above address on or after January 14, 2005 and on or before February 13, 2005.

                                  OTHER MATTERS

     A COPY OF THE ANNUAL REPORT ON FORM 10-K, FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS LAST FISCAL YEAR, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO JOHN R. POTAPCHUK, SECRETARY, GENTIVA HEALTH SERVICES, INC., 3 HUNTINGTON QUADRANGLE, SUITE 200S, MELVILLE, NEW YORK 11747-4627. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ONLINE AT THE INVESTOR RELATIONS SECTION OF THE COMPANY'S WEBSITE AT www.gentiva.com.

     Gentiva will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $6,000. Except for this fee, the Company does not expect to pay any other fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company, who will not receive any additional compensation for any such solicitation activities.

     The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting persons named in the proxy to vote in accordance with their discretion the proxy.

                                 By Order of the Board of Directors

                                 /s/ John R. Potapchuk

                                 John R. Potapchuk
                                 SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY


Dated: April 8, 2004
Melville, New York

                                                                      APPENDIX A

                          GENTIVA HEALTH SERVICES, INC.

              CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   STATEMENT OF POLICY

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Gentiva Health Services, Inc. (the "Corporation") shall provide assistance to the Board in fulfilling its oversight responsibility relating to
(i) the integrity of the Corporation's financial statements, (ii) compliance with legal and regulatory requirements, (iii) the Independent Auditors' (as defined below) qualifications and independence and (iv) the performance of the Corporation's internal audit function and its Independent Auditors. To this end, the Committee shall maintain free and open communication with the Board, the Independent Auditors, the Corporation's internal auditor, the Corporation's Chief Compliance Officer and the financial management of the Corporation. The Committee shall also prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

     As an oversight body, the Committee does not have responsibility for day-to-day operations and financial reporting. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; rather, this is the responsibility of management and the Independent Auditors. The Committee will require that each of management and the Independent Auditors establish to the Committee's satisfaction that appropriate actions have been taken and procedures followed in order for the financial statements to be complete and accurate and in accordance with generally accepted accounting principles.

II.  ORGANIZATION AND MEMBERSHIP

     The Committee shall be comprised of a minimum of three directors, each of whom (i) must be an "Independent Director" (as defined below) and free of any relationship that, in the opinion of the Board, would interfere or appear to interfere with their exercise of independent judgment in carrying out the responsibilities of a member of the Committee or a Director and (ii) must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary at any time during the past three years. The members of the Committee will be elected by the Board at the annual organizational meeting of the Board and shall serve one-year terms. The Board will appoint one member of the Committee as chairperson. Upon the removal or resignation of a member, the full Board may appoint a successor to serve the remainder of the unexpired term.

III. QUALIFICATION

     Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member must be a "Financial Expert" (as defined below). The Financial Expert will be identified in the minutes of the Committee and of the Board.

IV.  MEETINGS

     The Chairperson of the Committee will establish the agenda for each Committee meeting. The Committee will hold at least four meetings per year or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least quarterly with management, the internal auditor, the Chief Compliance Officer and the Independent Auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.

V.   POWERS AND RESPONSIBILITIES

     AUDITORS AND AUDITOR INDEPENDENCE

     The Committee will:

     1. Have the sole power to select and hire the Independent Auditors to audit the financial statements of the Corporation and its subsidiaries and advise the Independent Auditors that they are accountable to the Board and the Committee as representatives of the shareholders.

     2.   Have the sole power to approve the Independent Auditors' fees.

     3. Assess all relationships of the Independent Auditors with the Corporation to determine their independence. Such assessment should include the review on an annual basis of a formal written statement from the Independent Auditors that discloses all relationships between the Independent Auditors and its related entities and the Corporation and its related entities, consistent with Independence Standards Board Standard No. 1.

     4. Discuss with the Independent Auditors any disclosed relationship or services that may impact its objectivity and independence and take appropriate action to oversee the independence of the Independent Auditors.

     5. Have the power to discharge the Independent Auditors when circumstances warrant.

     6. Have the power to resolve disagreements between management and the Independent Auditors.

     7. Have the sole power to approve all audit and non-audit services provided by the Independent Auditors, except those services prohibited by law. The Committee must approve all of these services prior to the Corporation's receipt of such services.

     8. Have the power to hire and determine the fees and other retention terms for legal, accounting and other advisors to the Committee as it sees fit without Board approval.

     9. Present an evaluation of the Independent Auditor's qualifications, performance and independence to the Board annually. To be in a position to make such evaluation, the Committee shall:

          (a) At least annually, obtain and review a report by the Independent Auditors describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the Independent Auditors and the Corporation.

          (b)  Review and evaluate the lead partner of the Independent Auditors.

          (c) Review the Independent Auditor's performance with the Corporation's management and internal auditors.

          (d) Ensure that the lead and concurring audit partner have not performed audit services to the Corporation in any capacity for more than five consecutive years, with a five year "time out" period after rotation.

          (e) Ensure that significant audit partners, as defined by the SEC, have not performed audit services to the Corporation in any capacity for more than seven consecutive years, with a two year "time out" period after rotation.

          (f) Consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the Independent Auditors.

     10. Set clear hiring policies for employees or former employees of the Independent Auditors, including the requirement that the Corporation not hire any person as Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or any equivalent position if such person was employed by the Independent Auditors and participated in any capacity in the audit of the Corporation during the one year period preceding the date of initiation of such audit.

     FINANCIAL REPORTING

     The Committee will:

     1. Meet with the Independent Auditors, internal auditors and financial management of the Corporation prior to the annual audit to review the scope and audit procedures of the proposed audit and, at the completion of the audit, meet again with the Independent Auditors to review audit results and discuss the Independent Auditors' judgment, comments and recommendations about the quality, not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting.

     2. Review the annual audited financial statements and quarterly financial statements with management and the Independent Auditors (both with and separate from management), including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     3. Obtain and review a report of the Independent Auditors prior to the filing of the Form 10-K or the release of any audited financial statements of the Corporation with respect to:

          (a)  all critical accounting policies and practices to be used;

          (b) all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors; and

          (c) other material written communications between the Independent Auditors and management, such as any management letter or schedule of unadjusted differences.

     4. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the Independent Auditors, management or the internal auditing department.

     5. Review with the Independent Auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

     6. Discuss with the Independent Auditors its evaluation of the Corporation's financial, accounting and auditing personnel and the cooperation that the Independent Auditors received during the course of its audit, and any audit problems or difficulties, including any restrictions on the scope of work or access to required information and management's response to the problem or difficulty.

     7. Establish regular and separate systems of reporting to the Committee by each of management, the Independent Auditors and the internal auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     8. Discuss the guidelines and policies with respect to the Corporation's financial risk assessment and risk management policies with management.

     INTERNAL CONTROLS AND PROCESS IMPROVEMENT

     The Committee will:

     1. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.

     2. Establish procedures for the confidential and anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

     3. Review with the Independent Auditors, the Corporation's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures would be desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

     4. Review the functions and effectiveness of the Corporation's internal audit department, including its budget, staffing, organization, independence and proposed audit plans for the year.

     5. Review at each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan.

     6. Review with the Chief Executive Officer and the Chief Financial Officer the contents of their respective certifications required by
          Section 302 of the Sarbanes-Oxley Act of 2002.

     MISCELLANEOUS

     The Committee will:

     1. Oversee the Corporation's compliance program, including meeting with, and receiving reports from, the Corporation's Chief Compliance Officer and review and approve the annual compliance program.

     2. Review with the Corporation's General Counsel, on not less than a semiannual basis, all material litigation and other significant legal matters that may have a material impact on the Corporation's financial statements and compliance policies and programs.

     3. Review and pre-approve any related-party transaction. These include transactions in which any of the following persons has a direct or indirect material interest: a director or officer of the Corporation, a nominee for director, an owner of more than 5% of the outstanding shares of any class of stock or an Immediate Family Member of any of the foregoing persons.

     4. Review and update the Committee's Charter annually or as circumstances dictate.

     5. Report to the Board on a regular basis and submit minutes of all meetings to the Board.

     6. Cooperate in an annual performance evaluation of the Committee by the Board. In connection with the evaluation, the Committee should review with the Board:

          (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies;

          (b) analyses setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

          (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, arrangements or obligations on the Corporation's financial statements; and

          (d) earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

     7.   Post this Charter on the Corporation's website.

     8. Oversee and review the Corporation's activities relating to its Investments Policy and Procedures and approve any future amendments to same.

VI.  DEFINITIONS

     1. For purposes of this Charter, the term "Family Member" means a person's spouse, parents, children, and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

     2. For purposes of this Charter, the term "Financial Expert" means a person who has the following attributes:

          (a)  an understanding of generally accepted accounting principles
               (GAAP) and financial statements;

          (b) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

          (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements, or experience actively supervising one or more persons engaged in such activities;

          (d) an understanding of internal controls and procedures for financial reporting; and

          (e)  an understanding of audit committee functions.

     The person shall have acquired such attributes through:

          (a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

          (b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

          (c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

          (d)  other relevant experience.

     3. For purposes of this Charter, the term "Independent Auditors" will mean, as and when required by the Sarbanes-Oxley Act of 2002, a public accounting firm registered with the Public Company Accounting Oversight Board, and as otherwise defined by the SEC. Until such time, "Independent Auditors" shall mean an independent legal entity engaged in the practice of public accounting or preparing or issuing audit reports.

     4. For purposes of this Charter, the term "Independent Director" means: a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Corporation's Board of Directors, would interfere with or appear to interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Committee or a director. The following persons shall not be considered independent:

          (a) a director who is or has been employed by the Corporation or any parent or subsidiary of the Corporation within the past five years;

          (b) a director who accepts or who has a non-employee Family Member who accepts any payment from the Corporation or any of its affiliates, including political contributions, in the current year or any of the past three fiscal years, other than compensation for board or board committee service;

          (c) a director who is a partner, member, principal or occupier of a similar position of an entity that accepts payments from the Corporation for the provision of accounting, consulting, legal, investment banking, financial or other advisory services or similar services;

          (d) a director who is a director, executive officer, partner, member, principal or designee of an affiliate of the Corporation (affiliate shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation, including a 10% shareholder of the Corporation);

          (e) a director who is a Family Member of an individual who is, or within the past five years was, employed by the Corporation or by any parent or subsidiary of the Corporation as an officer;

          (f) a director who is, or who has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any business organization, including a non-profit entity, to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or if such relationship existed within the past three years;

          (g) a director who is, or who has a Family Member who is, employed by another company while any of the Corporation's executive officers serve on that other company's compensation committee, or if such relationship existed within the past three years;

          (h) a director who holds, directly or indirectly, 10% or more of the Corporation's outstanding common stock;

          (i) a director who serves on the audit committee of three other companies; or

          (j) a director who is, or who has a Family Member who is, a current partner of the company's outside auditors or was a partner or employee of the Corporation's outside auditors, and worked on the Corporation's audit within the past three years.

Amended as of February 12, 2004

                                                                      APPENDIX B

                          GENTIVA HEALTH SERVICES, INC.

                           2004 EQUITY INCENTIVE PLAN

     1. PURPOSE. Gentiva Health Services, Inc. 2004 Equity Incentive Plan (the "PLAN") is intended to attract, retain and motivate highly competent persons as officers and employees of, consultants to, and non-employee directors of Gentiva Health Services, Inc. (the "COMPANY") and its subsidiaries and affiliates by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on their performance in fulfilling their personal responsibilities.

     2.   ADMINISTRATION.

          (a) COMMITTEE. The Plan will be administered by a committee (the "COMMITTEE") appointed by the Board of Directors of the Company (the "BOARD") from among its members and shall be comprised, unless otherwise determined by the Board, solely of not less than two (2) members who shall be (i) "NON-EMPLOYEE DIRECTORS" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) "OUTSIDE DIRECTORS" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), and (iii) "INDEPENDENT DIRECTORS" within the meaning of the listing requirements of the NASDAQ (and each other exchange on which the Company may be listed).

          (b) AUTHORITY. The Committee is authorized, subject to the provisions of the Plan, to establish such rules as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations in its sole discretion and to take such action in connection with the Plan and any awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

          (c) INDEMNIFICATION. Except in circumstances involving bad faith or willful misconduct of the person acting or failing to act, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith or willful misconduct.

          (d) DELEGATION AND ADVISERS. The Committee may delegate to one or more of its members, or to one or more agents, (i) such administrative duties as it may deem advisable, and (ii) the authority to make awards to any persons not subject to Section 16 of the Exchange Act. Any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

     3. PARTICIPANTS. Participants will consist of such officers and employees of, consultants to, and non-employee directors of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an award in any other year or, once designated, to receive the same type or amount of award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

     4. TYPE OF AWARDS. Awards under the Plan may be granted in any one or a combination of: (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) stock units, and (e) cash. Any awards under the Plan may, as determined by the Committee in its discretion, constitute performance-based awards, as described in Section 11 hereof. Awards granted under the Plan shall be evidenced by agreements (which need not be identical) that provide additional terms and conditions associated with such awards, as determined by the Committee in its sole discretion; PROVIDED, HOWEVER, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

     5.   COMMON STOCK AVAILABLE UNDER THE PLAN.

          (a) MAXIMUM SHARES. The aggregate number of shares of common stock of the Company, par value $.10, that may be issued under this Plan shall be 3,500,000 shares of common stock, which may be authorized and unissued or treasury shares, subject to Section 5(c) hereof and any adjustments made in accordance with Section 13 hereof plus any shares authorized under the Gentiva Health Services, Inc. 1999 Stock Incentive Plan ("1999 PLAN") as to which, as of the Effective Date, awards have not been made ("MAXIMUM SHARES"). The maximum number of shares of common stock with respect to which awards may be granted or measured to any individual participant under the Plan in any calendar year during the term of the Plan shall not exceed 500,000 shares (subject to adjustments made in accordance with Section 13 hereof) (the "INDIVIDUAL MAXIMUM"). The maximum number of shares that may be "INCENTIVE STOCK OPTIONS", within the meaning of Section 422 of the Code, is 3,500,000 shares (the "ISO MAXIMUM").

          (b) COUNTING SHARES. Shares shall be charged against the Maximum Shares and Individual Maximum, and, if applicable, the ISO Maximum, upon the grant of each award (other than cash awards, stock appreciation rights and stock units to be settled only in cash and performance-based awards which are not denominated in common stock) regardless of the vested status of the award, PROVIDED, HOWEVER, that in the case of a stock appreciation right granted in tandem with a stock option, only the number of shares subject to the stock option shall be counted, and, PROVIDED, FURTHER, that two (2) shares shall be charged against the Maximum Shares for each share of common stock subject to a restricted stock award or stock unit.

          (c) ADDITIONAL SHARES. Any shares of common stock subject to an outstanding award, on or after the Effective Date, granted under the Plan or the 1999 Plan, which for any reason are forfeited, expire or are cancelled or settled in cash without delivery to the award recipient of shares of common stock, shall again be available for awards under the Plan. Any shares of common stock (i) delivered to the Company as part or full payment for the exercise or purchase price of an award granted under the Plan or the 1999 Plan or to satisfy the Company's withholding obligation with respect to an award granted under the Plan or the 1999 Plan or (ii) reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of stock options granted under the Plan or the 1999 Plan, provided that the number of shares so repurchased shall not exceed (A) the amount of the proceeds, divided by (B) the fair market value on the date of exercise which generated such proceeds, shall again be available for awards under the Plan but shall continue to be counted as outstanding for purposes of determining whether an Individual Maximum and, if applicable, the ISO Maximum has been attained. Additional shares that again become available under the Plan shall count as two (2) shares if such additional shares relate to an award of restricted stock or stock units.

     6.   STOCK OPTIONS.

          (a) GENERALLY. Stock options will consist of awards from the Company that will enable the holder to purchase a number of shares of common stock at set terms. Generally options granted under the Plan shall be options which do not constitute incentive stock options ("NONQUALIFIED STOCK OPTIONS"). However, if the Committee determines that the Plan complies with statutory and regulatory requirements for granting incentive stock options, the Committee may grant a number of incentive stock options not to exceed the ISO Maximum. The Committee will have the authority to grant to any participant stock options (with or without stock appreciation rights). An option granted as an incentive stock option shall, to the extent it fails to qualify as an incentive stock option, be treated as a nonqualified option. Each stock option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose from time to time, subject to the following limitations.

          (b) EXERCISE PRICE. Each stock option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant. Except as hereafter provided, the exercise price of a stock option shall not be less than the fair market value (as defined in Section 17 of the Plan) on the date of grant; PROVIDED, HOWEVER, that if an award is retroactively granted in tandem with or in substitution for other awards made by the Company, the exercise price may be the price on the date of grant of such other award; and PROVIDED, FURTHER, that if a stock option is granted to a participant upon assumption of or in substitution of an award granted by another entity in connection with a corporate transaction between the Company and the granting entity, such as a merger, consolidation or acquisition, the exercise price may be less than fair market value of the common stock on the date the substitute stock option is granted if the aggregate fair market value of the shares subject to the substitute stock option over the aggregate exercise price of the substitute stock option does not exceed the aggregate fair market value of the shares of the predecessor entity subject to the award being assumed or substituted as of the date immediately preceding the corporate transaction (as determined by the Committee), over the aggregate exercise price or the aggregate base value, if any, of such award.

          (c) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of common stock of the Company then owned by the participant, provided that if such shares were acquired from the Company by the participant they must have been held for at least six (6) months. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of permitting the exercise of a stock option by delivery of shares of common stock of the Company then owned by a participant, permitting the participant to provide the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the stock option.

          (d) EXERCISE PERIOD. Stock options granted under the Plan shall be exercisable to the extent vested, at such time or times and subject to such terms and conditions as shall be determined by the Committee; PROVIDED, HOWEVER, that except in the case of a Change of Control, or stock options granted in settlement of any obligation under any other compensation arrangement, or, to the extent provided in the award agreement upon the participant's termination of service due to death or Disability (which shall have the meaning defined in the applicable award agreement, or in the absence of such definition shall be defined by the Committee), no stock option shall be exercisable earlier than the first anniversary of the date of grant; and PROVIDED, FURTHER, that no stock option shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant's death within six (6) months prior to such expiration date, in which case, the exercise period of such participant's stock options may be extended beyond such period but no later than one (1) year after the participant's death. All stock options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

          (e) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive stock options may be granted only to participants who are employees of the Company or of a "PARENT CORPORATION" or "SUBSIDIARY CORPORATION" (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate fair market value (determined as of the time the stock option is granted) of the common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, incentive stock options will be taken into account in the order in which they are granted. The per-share exercise price of an incentive stock option shall not be less than one hundred percent (100%) of the fair market value of the common stock on the date of grant, and no incentive stock option may be exercised later than ten (10) years after the date it is granted or, in the case of the death of a participant, such longer period as permitted by Section 6(d).

          (f) ADDITIONAL LIMITATIONS ON INCENTIVE STOCK OPTIONS FOR TEN PERCENT SHAREHOLDERS. Incentive stock options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the fair market value of the common stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option or, in the case of the death of a participant, such longer period as permitted by Section 6(d).

     7.   STOCK APPRECIATION RIGHTS.

          (a) GENERALLY. The Committee may, in its discretion, grant stock appreciation rights, including a concurrent grant of stock appreciation rights in tandem with any stock option grant. A "STOCK APPRECIATION RIGHT" means a right to receive a payment in cash, common stock or a combination thereof, in an amount equal to the excess of (i) the fair market value, or other specified valuation, of a specified number of shares of common stock on the date the right is exercised over (ii) the "BASE VALUE". Except as provided in Section 7(b) below, the base value shall not be less than the fair market value of such shares of common stock on the date the right is granted, PROVIDED, HOWEVER, that if a stock appreciation right is granted in tandem with or in substitution for a stock option, the designated fair market value in the award agreement shall reflect the exercise price of the stock option. Each stock appreciation right shall be subject to such terms and conditions, including vesting, as the Committee shall impose from time to time.

          (b) BASE VALUE. If a stock appreciation right is granted in substitution for other awards made by the Company, the base value may be less than the fair market value of the common stock underlying the stock appreciation right if the value used is the value of the shares on the date of grant of the award being substituted. If a stock appreciation right is granted to a participant upon assumption of or in substitution of an award granted by another entity in connection with a corporate transaction between the Company and the granting entity, such as a merger, consolidation or acquisition, the base value may be less than the fair market value of the common stock on the date the substitute stock appreciation right is granted if the aggregate fair market value of the shares subject to the substitute stock appreciation right over the aggregate base value of the substitute stock appreciation right does not exceed the aggregate fair market value of the shares of the predecessor entity subject to the award being assumed or substituted, as of the date immediately preceding the corporate transaction (as determined by the Committee), over the aggregate exercise price or the aggregate base value, if any, of such award.

          (c) EXERCISE PERIOD. Stock appreciation rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; PROVIDED, HOWEVER, that except in the case of a Change of Control, or stock appreciation rights granted in settlement of any obligation under any other compensation arrangement or, to the extent provided in the award agreement upon the participant's termination of service due to death or Disability, no stock appreciation right shall be exercisable earlier than the first anniversary of the date of grant; and PROVIDED, FURTHER, that no stock appreciation right shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant's death within six (6) months prior to such expiration date, in which case, the exercise period of such participant's stock appreciation rights may be extended beyond such period but no later than one (1) year after the participant's death. All stock appreciation rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

     8.   RESTRICTED STOCK AWARDS.

          (a) GENERALLY. The Committee may, in its discretion, grant restricted stock awards consisting of common stock issued or transferred to participants with or without other payments therefor, which are subject to transferability restrictions and/or a substantial risk of forfeiture. Except in the event of a Change of Control, settlement of any obligation under any other compensation arrangement, or to the extent provided in the award agreement upon the participant's death or Disability, each restricted stock award shall vest not more rapidly than ratably over a period of three (3) years. Restricted stock awards shall be construed as an offer by the Company to the participant to purchase the number of shares of common stock subject to the restricted stock award at the purchase price, if any, established therefor, and shall be subject to acceptance by a participant.

          (b) PAYMENT OF THE PURCHASE PRICE. If a restricted stock award requires payment therefor, the purchase price of any shares of common stock subject to a restricted stock award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a stock option. Restricted stock awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.

          (c) ADDITIONAL TERMS. Restricted stock awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute performance-based awards, as described in
Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the common stock covered by such an award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

          (d) RIGHTS AS A SHAREHOLDER. Holders of restricted stock awards have the right to receive dividends and to vote the shares; PROVIDED, HOWEVER, unless the Committee or the award agreement provides otherwise, dividends on restricted stock awards shall be held in escrow and shall be payable, at such time as the restrictions on the shares lapse, in either cash, shares or if applicable the kind of property distributed as a dividend or any combination thereof.

     9.   STOCK UNITS.

     The Committee may, in its discretion, grant stock units with each such stock unit representing one share of common stock of the Company. Stock units will be credited to a notional account maintained by the Company. Unless the award agreement provides otherwise, each stock unit shall also entitle the holder to an amount equal to the value of dividends paid in respect of one share of common stock of the Company during the period the unit is outstanding, which amount shall also be credited to the notional account. Stock units may be subject to such terms and conditions, including vesting and the time and method of settlement, as the Committee determines appropriate; PROVIDED, HOWEVER, that unless the Committee or the award agreement provides otherwise, stock units shall be settled in shares of common stock; and PROVIDED, FURTHER, except in the case of a Change of Control, settlement of any obligation under any other compensation arrangement, or, to the extent provided in the award agreement upon the participant's death or Disability, stock units may not completely vest prior to the expiration of three (3) years from the date of grant although they may vest ratably over a three year or longer vesting period. Stock units may constitute performance-based awards, as described in Section 11 hereof.

     10.  CASH AWARDS.

     The Committee may grant awards to be settled in cash; PROVIDED, HOWEVER, that non-employee directors shall not be eligible for cash awards. Cash awards may be subject to such terms and conditions, including vesting, as the Committee determines to be appropriate. Cash awards may constitute performance-based awards, as described in Section 11 hereof. The Company may, in its discretion, permit participants to defer settlement of cash awards. The maximum award that may be granted to any participant as a cash award for any performance period of thirty-six months is $3,000,000, with proportionate adjustments for shorter or longer performance periods between 1 and 5 years and $1,000,000 for cash awards that are unrelated to time-based vesting or performance periods.

     11.  PERFORMANCE-BASED AWARDS.

          (a) GENERALLY. Any awards granted under the Plan may be granted in a manner such that the awards qualify for the performance-based compensation exemption of Section 162(m) of the Code ("PERFORMANCE-BASED AWARDS"). As determined by the Committee in its sole discretion, either the granting or vesting of such performance-based awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

          (b) BUSINESS CRITERIA. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results);
(xv) market price per share; (xvi) total return to shareholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues;
(xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; and (xxvii) customer service. In addition, performance-based awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

          (c) ESTABLISHMENT OF PERFORMANCE GOALS. With respect to performance-based awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than ninety (90) days after the commencement of such period (but in no event after twenty-five percent (25%) of such period has elapsed).

          (d) CERTIFICATION OF PERFORMANCE. No performance-based awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

          (e) MODIFICATION OF PERFORMANCE-BASED AWARDS. With respect to any awards intended to qualify as performance-based awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. However, the measurement of performance against goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management's discussion or analysis. In accordance with Section 162(m) of the Code, the Committee may only exercise negative discretion with respect to the amount of a performance-based award.

     12. FOREIGN LAWS. The Committee may grant awards to individual participants who are subject to the tax laws of nations other than the United States, which awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such awards by the appropriate foreign governmental entity; PROVIDED, HOWEVER, that no such awards may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

     13.  ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.

          (a) ADJUSTMENT GENERALLY. If there shall be any change in the common stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, special one-time cash dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding stock option and stock appreciation right such that each such stock option and stock appreciation right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the common stock subject to such stock option or stock appreciation right had such stock option or stock appreciation right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

          (b) MODIFICATION OF AWARDS. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of the common stock and other value determinations applicable to outstanding awards; PROVIDED, HOWEVER, that any such arithmetic adjustment to a performance-based award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods; PROVIDED, HOWEVER, that any such arithmetic adjustment to a performance-based award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to stock options, stock appreciation rights, and other awards intended to constitute performance-based awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

          (c) EFFECT OF A CHANGE OF CONTROL. Notwithstanding any other provision of this Plan, if there is a Change of Control (as defined in subsection (d) below) of the Company, then unless the Committee provides otherwise, all then outstanding stock options, stock appreciation rights and stock units and unvested cash awards shall immediately vest and become exercisable and any restrictions on restricted stock awards or stock units shall immediately lapse. In addition, unless the Committee provides otherwise, all awards held by participants who are at the time of the Change of Control in the service of the Company, a subsidiary or affiliate shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant's service. Thereafter, all awards shall be subject to the terms of any agreement effecting the Change of Control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such Change of Control over the exercise price (or base price) per share underlying such stock option or stock appreciation right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. A provision like the one contained in the preceding sentence shall be inapplicable to a stock option or stock appreciation right granted within six (6) months before the occurrence of a Change of Control if the holder of such stock option or stock appreciation right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

          (d) DEFINITIONS. For purposes of this Section 13, a "Change of Control" of the Company shall be deemed to have occurred upon any of the following events:

               (i) Any person or persons acting together which would constitute a "GROUP" for purposes of Section 13(d) of the Exchange Act (other than the Company or any subsidiary and other than "PERMITTED HOLDERS", as defined below) shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least twenty-five percent (25%) of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board;

               (ii) Either (A) "CURRENT DIRECTORS", as defined below, shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a current director shall mean any member of the Board as of the Effective Date, and any successor of a current director whose election, or nomination for election by the Company's shareholders was approved by at least two-thirds (2/3) of the current directors then on the Board), or (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected;

               (iii) Consummation of (A) a plan of complete liquidation of the Company, or (B) a merger or consolidation of the Company (x) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (y) pursuant to which the common stock is converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the common stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

               (iv) The consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

For purposes of this Section 13(d), "PERMITTED HOLDERS" shall mean Miriam Olsten, Stuart Olsten, and Cheryl Olsten, and each of their spouses, their lineal descendants and their estates and their "AFFILIATES" or "ASSOCIATES" (as defined in Rule 12b-2 of the Exchange Act), collectively, the "OLSTEN STOCKHOLDERS"), so long as the Olsten Stockholders beneficially own 20% or less of the voting power of all classes of the capital stock of the Company entitled to vote generally in the election of the Board.

     14.  TERMINATION OF SERVICE.

          (a) TERMINATION (OTHER THAN FOR CAUSE). Unless the Committee or the applicable award agreement provides otherwise, if a participant's service with the Company or any subsidiary or affiliate terminates for any reason other than for "cause" (which shall have the meaning defined in the applicable award agreement or, in the absence of such definition shall be defined by the Committee):

               (i) STOCK OPTIONS/STOCK APPRECIATION RIGHTS. Except as provided in Section 13(c) hereof, any outstanding stock options and stock appreciation rights shall expire on the earlier of:

                    (A)  the expiration of their term,

                    (B) ninety (90) days following termination of the participant's service other than termination of service on account of death, Disability or retirement,

                    (C) twelve (12) months following termination of the participant's service as a result of death or Disability or on account of "retirement" (which for this purpose shall mean termination of service at age 55 or later with ten (10) or more years of service, at age 62 or later with five (5) or more years of service, at age 65 or later, or at such other age as the Committee may determine);

PROVIDED, HOWEVER, that a participant (or in the case of the participant's death or Disability, the participant's representative) may exercise all or part of the participant's stock options and stock appreciation rights at any time before the expiration of such stock options following termination of service only to the extent that the stock options and stock appreciation rights are vested on or before the date participant's service terminates. The balance of the stock options and stock appreciation rights (which are not vested on the date participant's service terminates) shall lapse when the participant's service terminates.

If by virtue of this provision, an incentive stock option is not exercised within three (3) months after a participant's employment terminates, then unless such participant's employment termination is due to his or her death or Disability (defined for this purpose only as described in Section 22(e)(3) of the Code), the incentive stock option shall be treated as a nonqualified stock option.

               (ii) RESTRICTED STOCK AWARDS/STOCK UNITS. All unvested restricted stock awards and stock units shall expire upon termination of service.

              (iii) CASH AWARDS/PERFORMANCE-BASED AWARDS. All cash awards and performance-based awards shall be forfeited upon termination of service; PROVIDED, HOWEVER, that if a participant has satisfied all of the conditions to receiving such award except that the participant is not in service on the payment date due to his or her termination of service by the Company without cause, or because of the participant's retirement, death or Disability, such award shall be payable to the participant at the regularly scheduled payment date.

          (b) TERMINATION OF SERVICE (FOR CAUSE). All of a participant's awards (including any exercised stock options for which shares or cash have not been delivered to the participant) shall be cancelled and forfeited immediately on the date of the participant's termination of service with the Company or any subsidiary if such termination is for cause or cause exists on such date, and the Company shall return to the participant the price (if any) paid for any undelivered shares. Should a participant die at a time when cause exists, all of the participant's awards (including any exercised stock options for which shares have not been delivered to the participant) shall be cancelled and forfeited immediately as of the date of the participant's death.

          (c) LEAVE OF ABSENCE. For purposes of this Section, service shall be deemed to continue while the participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Committee).

     15. NONTRANSFERABILITY. Each award granted under the Plan to a participant shall not be transferable except by will or the laws of descent and distribution or as permitted by the Committee, which shall have discretion to permit transferability to third parties under such terms and conditions as it shall determine. In the event of the death of a participant (which for this purpose only shall include any transferee), each stock option or stock appreciation right theretofore granted to him or her shall be exercisable during such period after his or her death as described in Section 14 hereof but unless the Committee or the award agreement provides otherwise, such award shall only be exercisable by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the stock option or stock appreciation right shall pass by will or the laws of descent and distribution.

     16. OTHER PROVISIONS. The granting of or distribution under any award under the Plan may also be subject to such other provisions (whether or not applicable to the awards of any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, common stock acquired under any form of award, for the acceleration of exercisability or vesting of awards in the event of a Change of Control, for the payment of the value of awards to participants in the event of a Change of Control, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

     17. FAIR MARKET VALUE. For purposes of this Plan and any awards awarded hereunder, fair market value shall mean the amount determined by the Committee as the fair market value of the common stock of the Company, except that for purposes of settling the amount due in respect of any award in connection with a Change of Control, fair market value shall mean the consideration paid in connection with the Change of Control.

     18. WITHHOLDING. All payments or distributions of awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements at the minimum statutory withholding rates. If the Company proposes or is required to distribute common stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such common stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any award consisting of shares of common stock by electing to have the Company withhold shares of common stock having a fair market value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

     19. TENURE. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     20. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     21. NO FRACTIONAL SHARES. No fractional shares of common stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, or awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     22. DURATION, AMENDMENT AND TERMINATION. No award shall be granted more than ten (10) years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the shareholders of the Company if the amendment will: (i) increase the aggregate number of shares of common stock that may be delivered through stock options under the Plan; (ii) increase the Maximum Shares or the

Individual Maximum as set forth in Section 5 hereof; (iii) permit the re-pricing of an award to a lower exercise price, base price or purchase price, as applicable, (including, without limitation, the cancellation of an award followed by a re-grant of that award six (6) months later; (iv) change the types of business criteria on which performance-based awards are to be based under the Plan; (v) modify the requirements as to eligibility for participation in the Plan; or (vi) change the legal entity authorized to make awards under the Plan.

     23. GOVERNING LAW. This Plan, awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     24. EFFECTIVE DATE. The Plan shall be effective as of March 15, 2004, the date on which the Plan was adopted by the Board (the "Effective Date"), provided that the Plan is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company within twelve (12) months of the Effective Date, and such approval of shareholders shall be a condition to the right of each participant to receive any awards hereunder. Any awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant (unless, with respect to any award, the Committee specifies otherwise at the time of grant), but no such award may be exercised or settled and no restrictions relating to any award may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, any such award shall be cancelled.

  We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as a Gentiva Health Services shareholder.

                                   DETACH HERE
--------------------------------------------------------------------------------

                                      PROXY

                          GENTIVA HEALTH SERVICES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 2004

P
R    The undersigned hereby appoints Ronald A. Malone, Stephen B. Paige and John
O    R. Potapchuk, and each of them, as proxies, with full power of
X    substitution, to represent and to vote, as designated herein, all shares of
Y Common Stock of Gentiva Health Services, Inc. (the "Company"), at its Annual Meeting of Shareholders to be held at the Fleet Auditorium, 300 Broad Hollow Road, Melville, New York on Friday, May 14, 2004 at 9:30 a.m., and at all adjournments thereof, which the undersigned could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified below:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:                                    (Change of Address)

     1. ELECTION OF DIRECTORS for a term to expire in 2007: Nominees:                _______________________________________________
        01. Victor F. Ganzi; 02. Josh S. Weston; and 03. Gail R. Wilensky.

     2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:                         _______________________________________________
        Ratification of appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.
                                                                                     _______________________________________________
     3. APPROVAL OF 2004 EQUITY INCENTIVE PLAN.

                                                                                     _______________________________________________
     You are encouraged to specify your choices by marking the                       (If you have written in the above space, please
     appropriate boxes on the reverse side but you need not mark any                 mark the corresponding box on the reverse side
     boxes if you wish to vote in accordance with the Board of                       of this card.)
     Directors' recommendation.

     THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS AND FOR APPROVAL OF 2004 EQUITY INCENTIVE PLAN. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                 -------------
                                                                  SEE REVERSE
                                                                      SIDE
                                                                 -------------

GENTIVA HEALTH SERVICES, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8050
EDISON, NJ 08818-8050


            IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR PROXY CARD AND
                       RETURN IT IN THE ENVELOPE PROVIDED.

                              THANK YOU FOR VOTING.


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------

                                                                                                                         |      5521
    PLEASE MARK                                        _                                                                 |
[X] VOTES AS IN                                       |                                                                  |
    THIS EXAMPLE.                                                                                                        |_ _ _

                                                                         FOR AGAINST ABSTAIN                     FOR AGAINST ABSTAIN

---------------------------------------------------- 2. Ratification of  [ ]   [ ]     [ ]   3. Approval of 2004  [ ]  [ ]     [ ]
           GENTIVA HEALTH SERVICES, INC.                appointment of                          Equity Incentive
----------------------------------------------------    Pricewaterhouse-                        Plan
1. Election of Directors                                Coopers LLP as
   (Please see reverse)    FOR   WITHHOLD               independent
                           ALL     ALL                  auditors
                           [ ]     [ ]

    FOR
    ALL
   EXCEPT [ ]________________________________________
             For all nominees except as written above

                                                                                               Change of Address on Reverse Side [ ]

                                                                                               Will attend Annual Meeting        [ ]

                                                                        The signer hereby revokes all proxies heretofore
                                                                        given by the signer to vote at said meeting or
                                                                        any adjournment thereof.

                                                                        Please sign exactly as name appears hereon. Joint owners
                                                                        should each sign. When signing as attorney, executor,
                                                                        administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for
                                                                        corporations. PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY.


Signature:_____________________________   Date:________________   Signature:_____________________________   Date:___________________